Exhibit 10.28

Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UPC HAWAII WIND PARTNERS II, LLC

a Delaware Limited Liability Company

dated as of August 16, 2007

ARTICLE I

DEFINITIONS

i

(continued)

(continued)

(continued)

ANNEX I	Definitions
ANNEX II	Class B Membership Interests

SCHEDULES

(continued)

Schedule 1	Project Company and Project
Schedule 2-A	Approved Transferees
Schedule 2-B	Prohibited Transferee Parties
Schedule 3.4(b)	Expansion Projects Area
Schedule 4.2(d)	Initial Capital Accounts
Schedule 8.4	Insurance Requirements
Schedule 9	Transfer Representations and Warranties
Schedule 9.10(c)	Organic Transaction Buyout Values

EXHIBITS

Exhibit A	Form of Certificate for Class A Membership Interest
Exhibit B	Form of Certificate for Class B Membership Interest
Exhibit C	Base Case Model
Exhibit D	Form of Working Capital Loan Note
Exhibit E	Form of Build-Out Agreement
Exhibit F	Initial Operating Budget

v

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UPC HAWAII WIND PARTNERS II, LLC

Amended And Restated Limited Liability Company Agreement (this “Agreement”) of UPC Hawaii Wind Partners II, LLC, a Delaware limited liability company (the “Company”), dated as of August 16, 2007 (the “Effective Date”), by and among UPC Hawaii Wind Partners, LLC, a Delaware limited liability company (“UPC Hawaii”), JPM Capital Corporation, a Delaware corporation (“JPMCC”), JPM Wind Investments LLC, a Delaware limited liability company (“JPM Wind”, and together with JPMCC, the Purchasers”, and each, a Purchaser”).

Preliminary Statements

1.             The Company was formed as a limited liability company under the laws of the State of Delaware by the filing of a certificate of formation with the Secretary of State of the State of Delaware on October 7, 2004 (the “Certificate of Formation”), and, before giving effect to this Agreement, has been governed by the Limited Liability Company Agreement of the Company, dated as of October 7, 2004, executed by UPC Hawaii as the sole member of the Company (the “Original Operating Agreement”).

2.             The Company owns 100% of the membership interests in Kaheawa Wind Power, LLC (the “Project Company”), and the Project Company owns and operates a 30-megawatt wind farm on the island of Maui in Hawaii that reached commercial operation on June 22, 2006 (the “Project”), as further described on Schedule 1.

3.             In order to facilitate the sale of a portion of its membership interest in the Company, UPC Hawaii caused the membership interests in the Company to be divided into Class A Membership Interests and Class B Membership Interests pursuant to the First Amendment to the Original Operating Agreement, dated as of August 6, 2007, and the Second Amendment to the Original Operating Agreement, dated as of August 15, 2007.

4.             Pursuant to the Agreement for Purchase of Membership Interests among the Company, UPC Hawaii and the Purchasers, dated as of August 16, 2007 (the “Purchase Agreement”), UPC Hawaii sold 100% of the Class B Membership Interests to the Purchasers;

5.             UPC Hawaii and the Purchasers desire for the Purchasers to be admitted as

Members and for the Original Operating Agreement, as amended, to be amended and restated as stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, notwithstanding any contrary provision of the Original Operating Agreement or this Agreement, as of the Effective Date, that:

A.            the issuance by the Company of Class B Membership Interests as provided herein, and the sale of Class B Membership Interests by UPC Hawaii to the Purchasers as provided in the Purchase Agreement, are deemed effective;

B.            the Purchasers are admitted as Members of the Company, holding all of the outstanding Class B Membership Interests of the Company in the amounts and percentages next to their names in Annex II;

C.            UPC Hawaii continues as a Member of the Company, holding all of the outstanding Class A Membership Interests;

D.            UPC Hawaii and the Purchasers are the sole Members of the Company; and

E.            the Original Operating Agreement, as amended, is amended and restated in its entirety as provided in this Agreement.

ARTICLE I

DEFINITIONS

Section 1.1.           Definitions. Capitalized terms used but not otherwise defined in this Agreement have the meanings given to such terms in Annex I.

ARTICLE II

CONTINUATION; OFFICES; TERM

Section 2.1.           Continuation of the Company. The Members hereby acknowledge the continuation of the Company as a limited liability company pursuant to the Act, the Certificate of Formation and this Agreement.

Section 2.2.           Name, Office and Registered Agent.

(a)           The name of the Company is “UPC Hawaii Wind Partners II, LLC” or such other name or names as the Managing Member may select; provided that in the event of a change in name, the Managing Member shall notify the Members of such name change promptly thereafter. The principal office of the Company shall be located at the following address: c/o UPC Wind Management, LLC, 85 Wells Avenue, Suite 305, Newton, Massachusetts 02459. The Managing Member may at any time change the location of such office to another location, provided that the Managing Member gives prompt written notice of any such change to the registered agent of the Company.

(b)           The registered office of the Company in the State of Delaware is located at c/o Agents and Corporations, Suite 600, One Commerce Center, 1201 Orange Street, P.O. Box 511, Wilmington, Delaware 19889-0511. The registered agent of the Company for service of process at such address is Agents and Corporations. The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act provided that the Managing Member gives prompt written notice of any such change to all Members. The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.

Section 2.3.           Purpose. The nature of the business or purpose to be conducted or promoted by the Company is: (i) to acquire, own, hold or dispose of the membership interests in the Project Company and the Project; (ii) to engage in the transactions contemplated by the Transaction Documents; (iii) to engage, through subsidiaries, in the business of generating and supplying electricity from the Project, and (iv) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies organized under the Act that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

Section 2.4.           Term. The term of the Company commenced on October 7, 2004 and shall continue until December 31, 2057, or until such earlier date that the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “LLC Agreement Termination Date”).

Section 2.5.           Organizational and Fictitious Name Filings; Preservation of Limited Liability. The Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as are necessary or appropriate for the conduct of the Company’s operation of its business. The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.

Section 2.6.           No Partnership Intended. The Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement other than for income tax purposes, and this Agreement shall not be construed to suggest otherwise.

ARTICLE III

RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 3.1.           Membership Interests.

(a)           The Membership Interests comprise 1,500 Class A Membership Interests and 1,500 Class B Membership Interests.

(b)           The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit A and Exhibit B, respectively, or such other form as may be prescribed from time to time by any Legal Requirements; (iii) be recorded in a register of Membership Interests, which register the Managing Member shall cause the Manager to maintain; (iv) be transferable only on recordation of such Transfer in the register of Membership Interest, which recordation the Managing Member shall cause the Manager to make, upon compliance with the provisions of Article IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with Article IX; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.

(c)           The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b), as the Member for all purposes of this Agreement, except that the Manager may record in the register of Membership Interests any security interest of a secured party pursuant to any security interest permitted by this Agreement.

(d)           If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms in Article IX, the transferor shall automatically cease to be a Member.

Section 3.2.            Actions by the Members.

(a)           Except as otherwise permitted by this Agreement (including Section 3.2(e) below), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason and shall be called by the Managing Member within ten days following the written request of a Member. The Members may conduct any Company business at any such meeting that is permitted under the Act or this Agreement. Meetings shall be at a reasonable time and place. Accurate minutes of any meeting shall be taken and filed with the minute books of the Company. Following each meeting, the minutes of the meeting shall be sent promptly to each Member.

(b)           Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

(c)           The presence in person or by proxy of Members owning more than 50% of the aggregate Class A Membership Interests and more than 50% of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members; provided that in the event that a quorum is not present or otherwise represented at a meeting of the Members duly called in accordance with this Section 3.2, the Members present at such meeting shall have the power to adjourn such meeting and to call another meeting no fewer than 10 days nor more than 15 days from such meeting (and notice thereof shall be promptly provided to all Members by the Managing Member) and the Members present at such second meeting shall constitute a quorum, provided, that there is at least one Class A Member and at least one Class B Member present at such second meeting.

(d)           Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting. Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.

(e)           Any action may be taken by the Members without a meeting if such action is authorized or approved by the written consent of Members representing sufficient Membership Interests to authorize or approve such action pursuant to this Agreement. The Members may conduct any Company business or take any action required of Members under this Agreement through written consent. Where action is authorized by written consent no prior notice is required and no meeting of Members needs to be called or noticed. A copy of any action taken by written consent must be sent promptly to all

Members and all actions by written consent shall be filed with the minute books of the Company.

(f)            Each Class A Membership Interest and each Class B Membership Interest shall be entitled to one vote for purposes of any vote, consent or approval of Members required under this Agreement or the Act. With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of (i) the Class A Members owning 50% or more of the outstanding Membership Interests (based on the voting power of such Class A Membership Interests) and (ii) the Class B Members owning 50% or more of the outstanding Membership Interests (based on the voting power of such Class B Membership Interests) (such cumulative vote being a “Majority Vote”) shall be required to authorize or approve any such matter; provided that for Major Decisions prior to the Flip Date, the affirmative vote, consent or approval of Members owning more than ***** of the outstanding Membership Interests (based on the voting power of such Membership Interests) shall be required to authorize or approve such Major Decision in addition to any other approval otherwise required by this Agreement or the Act (a “Super-Majority Vote”); provided further, that, following the Flip Date, the approval of (A) the Members representing a Super-Majority Vote shall be required for Special Major Decisions and (B) the Members representing a Majority Vote shall be required for the other Major Decisions. Except as otherwise expressly provided in this Agreement, no separate vote, consent or approval of either Class A Members acting as a class, or Class B Members acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Agreement.

Section 3.3.            Management Rights. No Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever. Except as otherwise provided herein, neither the Managing Member nor the Manager shall hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company. A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights in this Agreement or the Act or any other agreement relating to the Company.

Section 3.4.            Other Activities.

(a)           Notwithstanding any duty otherwise existing at law or in equity, any Member or the Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or any income, profits or property derived from them. Subject to the generality of the foregoing, the Members recognize and agree that they and their respective Affiliates currently engage in certain activities involving the generation, transmission, distribution, marketing and trading of electricity and other energy products (including futures, options, swaps, exchanges of future positions for physical deliveries and commodity trading), and the gathering, processing, storage and transportation of such products, as well as other commercial activities related to such products, and that these and other activities by Members and their Affiliates (herein referred to as “Outside Activities”) may be made possible or more profitable by reason of the Company’s activities. The Members agree that (A) no Member or Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Outside Activities, other than any activity which would cause a Member to become a Related Person, and (B) no Member or its Affiliates shall have any duty or obligation, express or implied, to account to, or to share the results or profits of such Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Outside Activities.

(b)           The Members and the Company agree that UPC and MN and their Affiliates shall have the right to build additional wind projects (each, an “Expansion Project”) in the areas around the Project site described in Schedule 3.4(b), which Expansion Projects shall have the right to use the Shared Facilities; provided that the Company, UPC, MN and any Affiliate of either of them that undertakes to build an Expansion Project, shall enter into a build-out agreement in substantially the form of Exhibit E (together with any changes agreed to among the parties thereto); provided further that the Members, the Company and the Project Company shall have no liability for the wind effect of the Project on any Expansion Project. The Members further agree that each of UPC, MN and any Affiliate of either of them that undertakes to build an Expansion Project shall be a third-party beneficiary of this Section 3.4(b) and shall have the right to enforce the provisions of this Section 3.4(b) against the Members and the Company.

Section 3.5.            No Right to Withdraw.  Except as otherwise provided in Section 9.6, no Member shall have any right to resign voluntarily or otherwise withdraw from the Company without the prior written consent of each of the remaining Members of the Company in their sole and absolute discretion.

Section 3.6. Limitation of Liability of Members; Standard of Care.

(a)           Anything in this Agreement to the contrary notwithstanding, the Managing Member does not guarantee any Tax Credits or any outcome or event or that the

Company will in fact comply with any applicable legal or contractual obligation. Notwithstanding the foregoing, the Managing Member shall be required to perform its duties and obligations hereunder (i), in instances not involving the direct or indirect operation and management of the Project and the Company, in good faith and in a manner reasonably believed to be in the best interest of the Company and (ii) in accordance with the Prudent Operator Standard. The Members shall be required to perform their duties and obligations hereunder in good faith.

(b)           Each Member’s liability shall be limited as described in the Act and other applicable Legal Requirements. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company. In respect of any specific matter or circumstance requiring interpretation, application, or enforcement of Material Contracts, the Managing Member may rely on the advice of legal counsel and qualified industry consultants engaged to advise the Managing Member or the Company with respect to such matter or circumstance. The Managing Member shall have no liability to the Company or any Member in respect of any election made in good faith pursuant to Section 7.3. In no event shall any Member or the Manager be liable under this Agreement to another Member for any lost profits of, or any consequential, punitive, special or incidental damages incurred by, such Member arising from a breach of this Agreement, provided that this shall in no way limit any such liability of a Member or the Manager to another Member under any other Transaction Document; provided, however, that to the extent Tax Credits are lost as a result of breach of the Managing Member’s duties, the value of such lost Tax Credits shall not constitute consequential damages, whether or not the underlying loss of production constitutes consequential damages for which no recovery hereunder is permitted.

(c)           Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any officer or employee of the Company, or by any other individual as to matters the Members reasonably believe are within such other individual’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distribution to the Members might properly be paid.

(d)           To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, such Member, acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement; provided that this Section 3.6(c) shall not be construed to limit obligations or liabilities therefor, in each case as expressly stated in this Agreement or any other Transaction Document. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company or otherwise, are agreed by the Members to replace such other duties and liabilities of such Member otherwise existing at law or in equity.

(e)           UPC Hawaii, in its capacity as a Member or Managing Member, shall not have any liability for breach of contract (except as provided in (i) and (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any other Person that is a party to or is otherwise bound by this Agreement, in each case, to the fullest extent permitted by the Act; provided that this Agreement shall not limit or eliminate liability for any (i) obligations expressly imposed on UPC Hawaii, as a Member or Managing Member, pursuant to this Agreement or any other Transaction Document or (ii) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. The Managing Member, in its capacity as the Managing Member, shall have no liability to the Company or to the other Members for actions taken, or decisions not to act taken, with the approval of the Members representing a Super-Majority Vote prior to the Flip Date and, following the Flip Date, with the approval of (A) the Members representing a Super-Majority Vote for Special Major Decisions and (B) the Members representing a Majority Vote for the other Major Decisions; provided that the Managing Member shall not be excused from liability hereunder for such actions, or decisions not to act, that are performed in a negligent manner. The Managing Member shall have no liability resulting from any economic losses, reduced Project Company revenues or reduced generation of electricity at the Project resulting solely from the actual level of wind resource available at the Project at any given time.

(f)            The Managing Member shall not have any liability to the Company, any Class B Member or any other Person bound by this Agreement for damages resulting from a breach or breaches by (i) the Manager of any of its obligations, covenants or agreements under the Management Services Agreement or (ii) by the Operator of any of its obligations, covenants or agreements under the O&M Agreement, except to the extent that it is finally determined by a court of competent jurisdiction (not subject to appeal) that the Managing Member failed to perform its supervisory obligations hereunder with respect to the Management Services Agreement or the O&M Agreement in accordance with the Prudent Operator Standard.

Section 3.7.            Liability for Deficits. None of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company, except to the extent otherwise provided by law with respect to third-party creditors of the Company.

Section 3.8.            Company Property. All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Section 3.9.            Retirement, Resignation, Expulsion, Incompetence, Bankruptcy or Dissolution of a Member. The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company. The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest. A successor in interest to a Member shall not become a substituted Member except as provided in this Agreement.

Section 3.10.          Withdrawal of Capital. No Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except distributions described in Article VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act. No Member shall be entitled to demand or receive any interest on its Capital Contributions.

Section 3.11.          Representations and Warranties.

(a)           Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after the time it becomes a Member):

(i)            That the Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization of formation; that such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken.

(ii)           That the Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that the Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(iii)          That the Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that the Member is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that the Member is subject, except if any such violation would not reasonably be expected to have a Material Adverse Effect; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied, except that JPMorgan Chase & Co., of which JPMCC is a wholly owned indirect subsidiary, may be required to file a report pursuant to 12 CFR 225.175(c)(2) with the Board of Governors of the Federal Reserve System.

(iv)          That the Member is a United States Person.

(v)           That the Member is an Unrelated Person.

(vi)          That either (i) no part of the aggregate Capital Contribution made by that Member, constitutes assets of any “employee benefit plan” within the meaning of Section3(3) of the Employee Retirement Income Security Act of 1974, as amended, or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§2510.3-101 et seq.) or assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest or (ii) the source of the funding used to pay the Capital Contribution made by that Member is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60, issued July 12, 1995, and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners “Annual Statement” filed with such Member’s state of domicile.

(b)           It is expressly understood and agreed that all representations and warranties in this Section 3.11 shall terminate upon the termination of the Company; provided, however, that any representations and warranties that relate to income taxes shall survive until the 90 days after the end of the applicable statute of limitations (including extensions thereto).

Section 3.12.          Covenants.

(a)           Each Member hereby covenants to the Company and each other Member that it will continue to be a United States Person.

(b)           Each Class B Member agrees to cooperate with the Company and the Managing Member in order to make any filings with FERC that are reasonably necessary in order to ensure that the Company remains in compliance with or exempt from, the Federal Power Act and FERC rules and regulations thereunder.

(c)           The Class A Member agrees to notify each Class B Member within five Business Days of becoming aware of a breach by the Class A Member, the Company or the Project Company or any of their respective Affiliates under the Purchase Agreement, this Agreement or any Material Contract.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1.            Capital Contributions. No Member will be required to make any Capital Contributions except those that it is deemed to make for income tax purposes on the Closing Date.

Section 4.2.            Capital Accounts.

(a)           A capital account will be established and maintained for each Member. If there is more than one Member in a class, then each of the Members in that class will have a separate Capital Account.

(b)           A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company, (ii) the net value of any property the Member contributes to the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) the income and gain the Member is allocated by the Company, including any income and gain that are exempted from tax. A Member’s Capital Account will be decreased by (iv) the amount of money distributed to the Member by the Company, (v) the net value of any property distributed to the Member by the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (vi) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (vii) losses and deductions that are allocated to the Member.

(c)           The Company’s property will be revalued, and the Capital Accounts of the Members will be reset to reflect that revaluation as directed by Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the following events: (i) if any new or existing Member makes a Capital Contribution in exchange for a new or additional Membership Interest, (ii) if money or other property is distributed by the Company to a Member to redeem its Membership Interest, or (iii) if the Company is liquidated.

(d)           For federal income tax purposes, the initial Class B Members will be treated as acquiring undivided interests in the Project on the Closing Date and the initial Class A Member will be treated as retaining an undivided interest, and each of them will be treated as contributing the undivided interest that it owns to the Company. The initial Capital Account balances and Capital Interest of each Member, and the “inside” basis that the Company will have in the Project, on the Closing Date are shown in Schedule 4.2(d).

(e)           The Managing Member will update Schedule 4.2(d) from time to time as necessary to reflect accurately the information therein. Any such updating will be consistent with how this Article IV requires that the Capital Accounts be maintained. Any reference in this Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended and in effect from time to time.

(f)            If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred.

(g)           The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulation or any successor provision.

ARTICLE V

ALLOCATIONS

Section 5.1.            Allocations. For purposes of maintaining Capital Accounts, after giving effect to Section 5.2, all items of Company income and loss, gain, deduction and credit will be allocated among the Members as follows:

(a)           for the period through the Flip Date, 100% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B Member;

(b)           for the period beginning the day after the Flip Date and continuing through August 31, 2027, 10.70% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B Member, and 89.30% in the aggregate to the Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Class A Member; and

(c)           for the period beginning on September 1, 2027 and continuing thereafter, 5% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B Member, and 95% in the aggregate to the Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Class A Member.

provided, however, that the State Tax Credits will be allocated entirely to the Class A Member solely to the extent it can be done without disturbing the other allocations in this Section 5.1 and the distributions set forth in Section 6.1.

Section 5.2.            Adjustments. The following adjustments will be made in the allocations in Section 5.1 to comply with Treasury Regulation Section 1.704-1(b):

(a)           In any Fiscal Year in which there is a net decrease in Company Minimum Gain, income in the amount of the net decrease will be allocated to Members in the ratio required by Treasury Regulation Section 1.704-2 or any successor provision.

(b)           In any Fiscal Year in which there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt, then income in the amount of the net decrease will be allocated to each Member who was considered to have had a share of such minimum gain at the beginning of the Fiscal Year in the ratio required by Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) or any successor provisions.

(c)           No losses or deductions may be allocated to a Member to the extent the allocation would lead or add to a deficit in the Member’s Adjusted Capital Account.

Losses or deductions that cannot be allocated to a Member by reason of this Section 5.2(c) will be allocated to the other Members, subject to the limitation in the preceding sentence.

(d)           In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), gross income will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in the Member’s Adjusted Capital Account as quickly as possible. However, an allocation will be made under this Section 5.2(d) only if and to the extent that the Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in Sections 5.1 and 5.2 have been tentatively made as if this Section 5.2(d) were not in this Agreement.

(e)           In the event that any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year after all the other allocations in Sections 5.1 and 5.2 have been taken into account, then the Member will be specially allocated items of Company income and gain as quickly as possible to eliminate the deficit.

(f)            The allocations in this Section 5.2 are required to comply with the Treasury Regulations. To the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under Article V and Section 10.2 to each Member will be the net amount that would have been allocated to each Member if this Agreement did not have Section 5.2.

Section 5.3.            Tax Allocations.

(a)           All allocations of tax items of Company income, gain, deductions and losses for each Fiscal Year will be allocated in the same proportions as the allocations of book items of Company income, gain, deductions and losses were made for such Fiscal Year pursuant to Sections 5.1 and 5.2.

(b)           Notwithstanding Section 5.3(a), if, as a result of contributions of property by a Member to the Company or an adjustment to the Gross Asset Value of Company assets pursuant to this Agreement, there exists a variation between the adjusted basis of an item of Company property for federal income tax purposes and as determined under the definition of Gross Asset Value, then allocations of income, gain, loss, and deduction will be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value using the remedial method in Treasury Regulation Section 1.704-3(d).

(c)           Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deductions or losses or distributions pursuant to any other provision of this Agreement.

(d)           To the extent that an adjustment to the adjusted tax basis of any Company asset is made pursuant to Section 743(b) of the Code as the result of a purchase of a Membership Interest in the Company, any adjustment to the depreciation, amortization, gain or loss resulting from such adjustment shall affect the transferee only and shall not affect the Capital Account of the transferor or transferee. In such case, the transferee shall be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the Company’s assets and (ii) the depreciation or amortization method for any step-up in basis to the Company’s assets.

Section 5.4.                                   Transfer or Change in Company Interest. If the respective Membership Interests or allocation ratios described in this Article V of the existing Members in the Company change or if a Membership Interest is Transferred in compliance with this Agreement to any other Person (including the Transfer by UPC Hawaii to the Purchasers at Closing), then, for the Fiscal Year in which the change or Transfer occurs, all income, gains, losses, deductions, credits and other tax incidents resulting from the operations of the Company shall be allocated, as between the Members for the Fiscal Year in which the change occurs or between the transferor and transferee, by taking into account their varying interests using the proration method permitted by Treasury Regulation Section 1.706-1(c)(2)(ii), unless otherwise agreed by all the Members.

ARTICLE VI

DISTRIBUTIONS

Section 6.1.                                   Distributions.  (a)   Except as provided otherwise in this Section 6.1, Section 6.5(d), Section 6.5(e), Section 9.11(b) or Section 10.2, Distributable Cash will be distributed to the Members as follows:

(i)                                     for the period through the Flip Date, 5% in the aggregate to the Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Class A Member, and 95% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B Member; and

(ii)                                  for the period beginning on the day after the Flip Date and continuing through August 31, 2027, 10.70% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B

Member, and 89.30% in the aggregate to the Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Class A Member; and

(iii)          for the period beginning on September 1, 2027 and continuing thereafter, 5% in the aggregate to the Class B Members, distributed pro rata in proportion to the Capital Interest held by each such Class B Member, and 95% in the aggregate to the Class A Members, distributed pro rata in proportion to the Capital Interest held by each such Class A Member; provided, however, that any State Benefits will be distributed entirely to UPC Hawaii.

(b)           Distributions pursuant to this Section 6.1 will be made by the Managing Member on each Distribution Date.

Section 6.2.                                   Withholding Taxes. If the Company is required to withhold taxes with respect to any allocation or distribution to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 6.2 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement. If the Company did not withhold from actual distributions any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding, or (ii) reduce any subsequent distributions by the amount of such withholding. This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 6.3.                                   Limitation upon Distributions. No distribution shall be made: (a) if such distribution would violate any contract or agreement to which the Company is then a party or any Legal Requirement then applicable to the Company, (b) to the extent that the Managing Member determines, in accordance with the Prudent Operator Standard, that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company or the Project Company, whether liquidated, fixed, contingent or otherwise, or to hedge an existing investment, including funding reserve accounts for spare parts and operational and maintenance costs for the Projects, or (c) to the extent that the Managing Member, in accordance with the Prudent Operator Standard, determines that the Distributable Cash is insufficient to permit such distribution.

Section 6.4.                                   No Return of Distributions. Any distribution of cash or property pursuant to this Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the full extent permitted by law, any Member receiving the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

Section 6.5.                                   Calculation of Internal Rate of Return.

(a)           Tracking Progress. The Managing Member will cause the Manager to calculate at least annually whether the Class B Members have reached the Target IRR and to send the Class B Members, within 120 days after the end of each Fiscal Year in which the Target IRR was not achieved, a report (the “Annual IRR Report”) showing where it believes the Class B Members are in relation to the Target IRR. The Class B Members holding a majority of the Class B Membership Interests may invoke the dispute resolution procedures in Section 12.11 to resolve any item or procedure that is in dispute, and the conclusion of such dispute resolution procedures will apply in all subsequent periods to any identical item or procedure.

(b)           Notice of Date. The Managing Member will cause the Manager to notify the Class B Members in writing at least 10 days before the Distribution Date following the month in which it believes the Class B Members achieved the Target IRR or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Members will achieve the Target IRR as a consequence of the liquidating distributions (the “Target IRR Notice”). The Target IRR Notice will include a report showing the Managing Member’s calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Members under Section 10.2 in light of the calculations. If the Class B Members holding a majority of the Class B Membership Interests wish to invoke the dispute resolution procedures in Section 12.11 to resolve any disagreements, then they must give notice to that effect to the Managing Member before the Distribution Date, in a case not involving liquidation of the Company, and within 30 days after receipt of notice from the Managing Member in a case involving liquidation.

(c)           Calculation Conventions. The Managing Member will use the following assumptions and conventions to calculate the Internal Rate of Return:

(i)                                     It will assume that the Fixed Tax Assumptions are correct, unless they are incorrect as a result of breach of a representation or covenant by the Class A Member. In all other respects, Tax Credits and taxable income and loss of the Company for any taxable period will be calculated based on the amounts actually allocated in accordance with the federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its federal income tax reports and returns, or as adjusted on any amended return or as a result of a federal income tax audit, and taking into account any change in the Section 45 reference price. Notwithstanding anything in this Agreement to the contrary, the calculation of Tax Credits and taxable income and loss will not take into account Section 199 of the Code.

(ii)                                  Each Class B Member will be assumed to have owned its Membership Interest since the Effective Date.

(iii)                               The Tax Credits and taxable income and loss of the Company will be treated as earned ratably during the Fiscal Year with the result that the Taxes on such income, gain or benefit from the Tax Credits or losses allocated to the Class B Members will be treated as having been paid or received in four equal installments on the respective estimated tax payment dates for a calendar year corporate taxpayer during the Fiscal Year, except that in the Fiscal Year in which the Flip Date occurs, the Tax Credits and taxable income or loss allocated to the Class B Members for the Pre-Flip Period will be allocated ratably to each of the four estimated tax payment dates during the Fiscal Year, and the post-Flip Date amounts will be treated similarly.

(iv)                              Tax savings and tax detriment will be calculated using a 35% tax rate.

(v)                                 Each Class B Member will be treated as able to use immediately, subject to the same timing described in clause (iii), and fully the tax benefits it is allocated by the Company.

(d)           End-of-Year True Up. If the federal income Tax Return that the Company files for the Fiscal Year in which the Target IRR is achieved suggests that the Target IRR was not achieved in the month the Company assumed for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section 6.5(c), then the Managing Member will cause the Manager to recalculate when the Target IRR was achieved and send a new notice to the Class B Members that will be subject to the same dispute resolution procedures in Section 12.11 as the original notice, provided the Class B Members notify the Managing Member of their disagreement with the revised calculation within 10 days after receipt. The Managing Member will also cause the Manager to calculate the shortfall in or excess Distributable Cash, in present-value terms using the Target IRR as the discount rate, that the Class B Members received as a consequence of the earlier miscalculation (the “Cash Difference”). Once the revised calculation becomes final, the sharing percentages in Section 6.1 will be adjusted to the maximum extent necessary to correct, on a present value basis calculated at the Target IRR, the Cash Difference. The revised sharing percentages will remain in effect until the Cash Difference has been eliminated.

(e)           Curative Flip Allocations. If, after filing the federal income Tax Return for the year in which the Company treated the Target IRR as having been achieved, there is a change in the taxable income or loss or Tax Credits the Company reported for the period through the end of the month in which the Target IRR was assumed to have occurred for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section6.5(c) and the Company has not yet made liquidating distributions under Section 10.2, then there will be a “Curative Flip  Allocation.” The Managing Member will cause the Manager to determine the shortfall between the Target IRR and the Internal Rate of Return the Class B Members actually achieved through the last Distribution Date the Company distributed cash under Section 6.1(a)(i). The sharing percentages in Section 6.1 will be adjusted for subsequent distributions to the maximum extent necessary to restore the Class B Members to the Target IRR as of such date. Such change in sharing percentages shall remain in effect until, and to the extent necessary so that, the difference between the Target IRR and the actual Internal Rate of Return shall have been eliminated. The Internal Rate of Return the Class B Members actually achieved will be calculated using the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) and the calculation assumptions and conventions in Section 6.5(c). If an event occurs that would have triggered a Curative Flip Allocation but for the fact that the Class A Members have already purchased the Membership Interests of the Class B Members under Section 9.5 of this Agreement, then the Class A Members will pay in cash, within 30 days of the occurrence of such event, the economic equivalent of the Curative Flip Allocation as additional purchase price for the Class B Membership Interests.

ARTICLE VII

ACCOUNTING AND RECORDS

Section 7.1.                                   Approved Budget. The Managing Member shall prepare or cause to be prepared for each calendar year an operating budget showing the anticipated revenues and expenses of the Company and Project Company for such calendar year. The initial operating budget for the balance of 2007 is attached as Exhibit F. Upon the Managing Member’s approval of a proposed operating budget for the succeeding calendar year (commencing with 2008), the Managing Member shall, not later than October 10 of the current calendar year (commencing in 2007), submit the proposed operating budget for the succeeding calendar year to the Members for their review and to the Independent Engineer for its initial review of and initial comment on the adequacy of such budget, at the Company’s expense; provided that any further action by the Independent Engineer requested by one or more Class B Members collectively holding at least 50% of the Class B Membership Interests shall be undertaken at the requesting Members’ expense. Unless the Members collectively holding a Super-Majority Vote (prior to the Flip Date) or a Majority Vote (after the Flip Date) object in writing to such proposed operating budget not later than October 30, then the proposed budget shall be deemed approved by the Members (each budget as attached hereto, approved or deemed approved, an “Approved Budget”). If such Members disapprove the proposed budget, then the Managing Member shall prepare or cause to be prepared a revised budget, which shall be submitted to the Members for their approval and, upon final approval, such budget shall become an Approved Budget. To the extent that amounts relating to any items of a proposed budget are not approved, the corresponding amounts for the items in the preceding year’s budget will continue as part of the budget for such year until a more current amount for such item is approved under this Section 7.1. If a budget for any calendar year is not approved by the beginning of such calendar year, then the budget shall be the prior year’s Approved Budget until a new budget is approved. The Managing Member may from time to time during the calendar year amend the Approved Budget to increase any particular line item of the then-current Approved Budget so long as the increase in such line item does not exceed 10% (a “Material Variance”) during such year or is not a Major Decision, without the further vote or consent of the Members, and as so amended, any such budget shall be an Approved Budget. Any variances from an Approved Budget in excess of Material Variance shall require the approval of Members using the vote described in this Section 7.1 and, if so approved, each such variance shall be added to the Approved Budget, which, as so amended, shall thereafter be the Approved Budget for the year.

Section 7.2.                                   Books and Records and Inspection.

(a)           The Managing Member shall keep or cause to be kept at the principal office of the Company, or at such other location approved by the Managing Member, complete and accurate books and records of the Company in accordance with prudent business practices and minutes of the proceedings of its Members and the Managing Member, and any other books and records that are required to be maintained by Applicable Law. Such books and records shall be made available for inspection and copying during normal business hours at the principal office of the Company by any Member of the Company or any other Person authorized by such Member to inspect or copy such books and records, subject to the confidentiality obligations set forth in Section 12.12.

(b)           The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with GAAP, and (iii) audited by the Accounting Firm at the end of each calendar year.

Section 7.3.                                   Partnership Status and Tax Elections.

(a)           The Members intend that the Company will be taxed as a partnership for federal, state and local income tax purposes. The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

(b)           The Company shall make the following elections on the appropriate Tax Returns:

(i)                                     to the extent permitted under Section 706 of the Code, to adopt as the Company’s fiscal year the calendar year;

(ii)                                  to adopt the accrual method of accounting;

(iii)                               if a distribution of the Company’s property as described in Section 734 of the Code occurs or a transfer of Membership Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, at such Member’s cost, pursuant to Section 754 of the Code to adjust the basis of the Company’s properties;

(iv)                              to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Section 709(b) of the Code; and

(v)                                 if approved in writing by Members representing a Super-Majority Vote, any other election the Managing Member may deem appropriate.

(c)           The Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulation thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code apply.

Section 7.4.                                   Company Tax Returns. The federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared as directed by the Managing Member in Consultation with the other Members. The Managing Member, in

Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes. At the Company’s expense, the Managing Member shall cause the Company to retain the Accounting Firm to prepare or review the necessary federal and state income Tax Returns and information returns for the Company. Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records. At least 30 days prior to filing the federal and state income Tax Returns and information returns, the Managing Member shall cause the Manager to deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns and information returns in the form proposed to be filed for each Fiscal Year, and shall cause the Manager to incorporate all reasonable changes or comments to such proposed Tax Returns and information returns requested by the other Members at least ten days prior to the filing date for such returns. After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns. Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Fiscal Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.

Section 7.5.                                   Tax Audits.

(a)           UPC Hawaii is the “tax matters partner,” as that term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Member”), of the Company, with all of the rights, duties and powers provided for in Sections 6221 through 6234 of the Code. UPC Hawaii is directed and authorized to take whatever steps UPC Hawaii, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing the Manager to take any of the foregoing actions. At the request of any other Member, the Tax Matters Member will take such action as may be necessary to cause, to the extent possible, such other Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Member will be subject to removal upon the written request of a majority in interest of the Class B Members through the fourth anniversary of the Flip Date and, thereafter, by a Majority Vote of Members.

(b)           The Tax Matters Member shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level and shall cause the Company to retain and to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Member in Consultation with the other Members. The Tax Matters Member will deliver promptly to each Member copies of all communications to or from the IRS relating to potential adjustments of Company items, promptly advise each Member of the substance of any conversations with the IRS in connection therewith and keep the Members advised of all developments with respect to any proposed adjustments that come to its or the Manager’s, as the case may be, attention. In addition, to the extent practicable (taking into account any submission deadlines or other relevant timing considerations), the Tax Matters Partner shall or shall cause the Manager to (i) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing requested by any Member and (iii) provide each Member with a final copy of correspondence or filing. The Tax Matters Member will provide Members with prompt written notice of all meetings or conferences with the IRS and the Members and their authorized representatives will have the right to attend all such meetings and conferences at their expense.

(c)           For any issue or matter relating to the period prior to the Flip Date without the approval of a majority in interest of the Class B Members, the Tax Matters Member shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) intervene in any action as contemplated by Section 6226(b) of the Code; (iii) file any request contemplated in Section 6227(b) of the Code; or (iv) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code. For any issue or matter relating to the period prior to the Flip Date without the approval of each of the other Members, the Tax Matters Member shall not enter into a settlement agreement with the IRS which purports to bind the Members. Any cost or expense incurred by the Tax Matters Member in connection with its duties as Tax Matters Member shall be paid by the Company.

(d)           If for any reason the IRS disregards the election made by the Company pursuant to Section 7.3(c) and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit (including Tax Credits) allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a

Company level proceeding consistent with the Company’s election pursuant to Section 7.3(c).

(e)           If any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least thirty (30) days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.5(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.5(d).

(f)            The provisions of this Section 7.5 will survive the termination of the Company or the termination of any Member’s interest in the Company and will remain binding on the Members for the period of time necessary to resolve with the IRS any and all federal income tax matters relating to the Company that are subject to Sections 6221 through 6233 of the Code.

Section 7.6.                                   Cooperation. Subject to the provisions of this Article VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Company or the allowance or disallowance of any Tax Credits and State Tax Credits arising from the sale by the Project Company of electricity produced in the Project.

Section 7.7.                                   Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the same as the taxable year of the Company. The taxable year of the Company will be a year that ends on December 31, or such other year as may be required by applicable federal income tax law.

ARTICLE VIII

MANAGEMENT

Section 8.1.                                   Management. Each of the Members acknowledges and agrees that the Manager shall have the authority, powers and responsibilities described in the Management Services Agreement and as provided herein. The Company hereby ratifies and approves the Management Services Agreement. Except (a) for duties and powers delegated to the Manager hereunder or under the Management Services Agreement,

(b) for Major Decisions and (c) as otherwise required by applicable Legal Requirements, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member, who shall take all actions for and on behalf of the Company not otherwise provided for in this Agreement. Subject to the provisions of this Agreement, each Class B Member agrees that it will not exercise any authority otherwise available to it under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company. Decisions or actions taken in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, manager, officer and employee of the Company. Decisions or actions taken by the Managing Member in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, manager, officer and employee of the Company. The Managing Member shall not be entitled to compensation for services rendered pursuant to this Agreement in its capacity as Managing Member.

Section 8.2.                                   Managing Member.

(a)           The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be UPC Hawaii. The Managing Member shall be responsible for enforcing, and supervising the performance of the Manager under, the Management Services Agreement on behalf of the Company and the Project Company in accordance with the Prudent Operator Standard; provided, however, that, in the event that the Management Services Agreement is terminated and is not replaced, the Managing Member shall perform the work, or engage a third party to perform such work, previously performed by the Manager prior to the termination of such Management Services Agreement in accordance with the Prudent Operator Standard, or as otherwise approved by the Class B Members.

(b)           Upon the termination of the O&M Agreement, the Managing Member shall replace such O&M Agreement in accordance with Section 8.3 and the definition of “Major Decisions” and, to the extent such replacement O&M Agreement is not with an Affiliate of UPC, the operator (or an affiliate thereof, if the operator’s obligations thereunder are being guaranteed by such affiliate) under such replacement O&M Agreement shall have at least three (3) years of experience operating wind power generation facilities with an aggregate nameplate capacity of at least 200 megawatts or be otherwise reasonably satisfactory to the Class B Members.

(c)           The Managing Member may, at any time, upon not less than 30 Business Days’ notice to the other Members resign as Managing Member. The Members, by Super-Majority Vote prior to the Flip Date and by Majority Vote thereafter, may at any time (i) remove a Managing Member and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise upon (x) a determination by a court of competent jurisdiction that there is Cause for removal or (y) following any Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member.

Section 8.3.                                   Major Decisions.

(a)           In addition to any other approval required by applicable Legal Requirements or this Agreement, Major Decisions are reserved to the Members, and none of the Company, the Managing Member, the Manager, or any officer thereof shall do or take or make or approve any Major Decisions without a Super-Majority Vote.

(b)           The Managing Member will submit proposed Major Decisions to the Class B Members in writing, with each submission to explain in reasonable detail what is proposed and the basis for the Managing Member’s recommendation.

Section 8.4.            Insurance. The Managing Member shall cause the Company to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and other types of insurance in Schedule 8.4 to this Agreement; provided that if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 8.4 as is then available on commercially reasonable terms. Each Class B Member shall be added to such insurance as Additional Insured, as its interests may appear, with a waiver of subrogation permitted in their favor (where legally permitted or insurance market practice permits). In addition, such insurance shall require that the Class B Members be provided with 30 days’ written notice of cancellation and 10 days’ written notice of failure to pay a premium when due and payable.

Section 8.5.                                   Notice of Related Party; Notice of Power Purchase Agreement.

(a)           Subject to the Members’ consent as required in Section 8.3 and the definition of Major Decision, not less than 30 days prior to causing the Project Company to enter into any new power purchase agreement, the Managing Member shall provide to the Members notice of the proposal to enter into such power purchase agreement, together with details sufficient to allow each Member to determine whether such Member would become a Related Party upon the Project Company’s entering into such power purchase agreement.

(b)           Any Member that would become a Related Party if the proposed power purchase agreement were entered into shall so notify the Managing Member within 20 days following receipt of the Managing Member’s notice. Upon the receipt of notice from a Member pursuant to the immediately preceding sentence, the Managing Member shall not thereafter cause the Company to enter into such power purchase agreement without the prior written consent of Members acting on a Major Decision. Any Member that fails to comply with its obligations to give notice to the Managing Member shall indemnify and hold harmless the Company, the Project Company and the other Members from any damages (including loss of Tax Credits but otherwise excluding consequential, incidental, exemplary or punitive damages) suffered or incurred by the Company, the Project Company and the other Members resulting from such Member’s failure to give such notice.

(c)           Upon becoming or having knowledge that it or any of its Affiliates will become a Related Party, the Affected Member shall immediately notify the other Members of the same. To the extent the Affected Member does not take all actions necessary to cause it or its Affiliate, as the case may be, to cease promptly to be a Related Party, or does not dispose of its Membership Interest to an Assignee pursuant to a Permitted Transfer within 30 days following the date the Affected Member or its Affiliate, as the case may be, becomes a Related Party for purposes of this Agreement, the Managing Member shall immediately give notice to the Members that a Buyout Event has occurred pursuant to Article 9, and shall thereafter use commercially reasonable efforts to assist any Member exercising its rights thereunder.

ARTICLE IX

TRANSFERS

Section 9.1.                                   Prohibited Transfers. No Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, directly or indirectly (including through a change of Control or merger of such Member) (any such action, a “Transfer”), except as provided in this Article IX. Any attempted Transfer that does not comply with this Article IX, shall be null and void and of no force or effect whatsoever. The Members agree that a breach of the provisions of this Section 9.1 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedies at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (ii) the uniqueness of the Company’s business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 9.1 may be enforced by specific performance.

Section 9.2.                                   Conditions Applicable to All Transfers. Except as otherwise provided in this Article IX, all Transfers of Membership Interests must satisfy the following conditions:

(a)           The transferring Member must give written notice of the proposed Transfer to each of the Members not less than ten days prior to the effective date of the proposed Transfer;

(b)           The transferring Member and the prospective transferee must execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to the other Members to effect such Transfer and to confirm the transferor’s intention that the transferee become a Member in its place, and the prospective transferee makes the representations, warranties and covenants in Sections 3.11 and 3.12 as of the date of such Transfer;

(c)           The transferee executes, adopts and acknowledges this Agreement, and executes such other agreements as the Managing Member may reasonably deem necessary or appropriate to confirm the undertaking of the transferee to be bound by the terms of this Agreement and to assume the obligations of the transferor under this Agreement;

(d)           The Transfer will not violate any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or the Project Company or any of their assets or any material contract, lease, security, indenture or agreement binding on the Company or the Project Company or their assets;

(e)           If the Transfer would occur prior to the Flip Date, such Transfer will not result in a termination of the Company or the Project Company under Section 708(b)(1)(B) of the Code, unless the transferor or the transferee has indemnified the other Members against any adverse tax effects in a manner acceptable to the other Members;

(f)            The Transfer will not (i) cause the Company or the Project Company to be classified as an entity other than a partnership for United States federal tax purposes (or cause the Company to be treated as a publicly traded partnership taxable as a corporation), or (ii) cause the restrictions on use of Company losses in Section 470 of the Code to apply to the Company or the Members or (iii) cause the Project to be treated wholly or partly as “tax-exempt use property” within the meaning of Section 168(h) of the Code;

(g)           The Transfer will not cause there to be more than three Class B Members or more than two Class A Members;

(h)           The transferring Member or the proposed transferee shall pay, or reimburse the Company and each other Member for, all reasonable costs and expenses incurred by the Company and the other Members in connection with the Transfer and the admission of the proposed transferee as a Member of the Company, on or before the tenth day after the receipt by that Person of the Company’s or such Member’s invoice for the amount due;

(i)            The Transfer of a Membership Interest shall not effect a release of the transferring Member from any liabilities to the Company or the other Members arising from events occurring prior to or in connection with the Transfer;

(j)            Solely to the extent the following may be applicable to the Project or the Project Company, the Transfer shall not result in the Project Company: (a) being in violation of Section 203 of the Federal Power Act; (b) ceasing to be authorized by FERC to make sales of energy, capacity and ancillary services at market-based rates, being in violation of the terms and conditions of its market-based rate authorization, or otherwise being in violation of Section 205 of the Federal Power Act; or (c) ceasing to be a qualifying small power production facility under the Public Utility Regulatory Policies Act of 1978 and the FERC implementing regulations;

(k)           All permits, consents and licenses, including all necessary Governmental Approvals with respect to such Transfer shall have been obtained. To the extent that a Governmental Approval is required in order to consummate the Transfer the transferring Member and its proposed transferee will cooperate by providing all information necessary, in the reasonable discretion of such transferring Member or its proposed transferee, as applicable, to be included in any application or filing for any such Governmental Approval;

(l)            The Transfer does not require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended;

(m)          If the transaction involves any Transfer of Class A Membership Interests:

(i)                                     the Class A Guarantee shall remain in full force and effect or shall be replaced with a guaranty substantially in the relevant form attached as Exhibit C to the Purchase Agreement by another entity having the Required Ratings or a Consolidated Net Worth that is at least equivalent to the Consolidated Net Worth of UPC on the Closing Date; and

(ii)                                  prior to the Flip Date, such Transfer shall be approved by Members collectively holding at least 80% of the then outstanding Class B Membership Interests; and

(n)           If the transaction involves any Transfer of Class B Membership Interests:

(i)                                     the Transfer must be to an Approved Transferee or to an existing Class B Member, unless otherwise approved by Class A Members holding more than 50% of the then outstanding Class A Membership Interests; and

(ii)                                  an agreement (or agreements), in form and substance satisfactory to Class A Members holding more than 50% of the then outstanding Class A Membership Interests, shall be in full force and effect with respect to the transferee in which the transferee agrees to be bound by all the provisions of (x) this Agreement, including Sections 9.6, 9.9, 9.10 and Article 11 of this Agreement, and (y) the Purchase Agreement insofar as it relates to the Class B Membership Interests transferred.

Section 9.3.                                   Change of Member Control. A Change of Member Control must also comply with the requirements of Section 9.2.

Section 9.4.                                   [Reserved.]

Section 9.5.                                   Certain Permitted Transfers. Except as otherwise provided in this Section 9.5, notwithstanding the provisions set forth in Sections 9.2 and 9.3, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:

(a)           The initial sale of the Membership Interests being sold by UPC Wind and purchased by the Purchasers pursuant to the Purchase Agreement;

(b)           The grant of any security interest in any Membership Interest pursuant to any security agreement any Member may enter into with lenders; provided, however, that the requirements set forth in Sections 9.2(a), (d), (e), (f), (g), (h), (i), (j), (k) and (1) shall be satisfied in respect of any such grant of a security interest, and (ii) any Transfer in connection with any foreclosure or other exercise of remedies in respect of any Membership Interest subject to a security interest referred to in this Section 9.5(b)(i); provided, however, that the requirements set forth in Sections 9.2(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) and (1) shall be satisfied in respect of any such Transfer;

(c)           The Transfer of any Membership Interest solely to an Affiliate of a Member; provided, the requirements set forth in Sections 9.2(a), (b), (c), (d), (e), (f), (g),

(h), (i), (j), (k) and (1) and, in the case of a Transfer by a Class B Member, clause (ii) of Section 9.2(n), are satisfied with respect to the Transfer to such Affiliate;

(d)           Any Transfer of all or a portion of the stock, membership interests or assets (including any change of Control or merger) of UPC or MN or any of their Affiliates other than UPC Hawaii; provided, however, that the requirements set forth in Sections 9.2(d), (e), (f), (g), (h), (i), (j), (k) and (1) shall be satisfied in respect of any such Transfer;

(e)           Any Transfer of all or a portion of the stock, membership interests or assets (including any change of Control or merger) of a Class B Member, or any of its Affiliates (excluding a Transfer by a Class B Member of any Class B Membership Interests); provided, however, that the requirements set forth in Sections 9.2(d), (e), (f), (g), (h), (i), (j), (k) and (1), and clauses (ii) through (iv) of Section 9.2(n), shall be satisfied in respect of any such Transfer and any adverse tax consequences resulting from any such Transfer permitted by this paragraph (e) shall not be taken into account for purposes of calculating whether the Class B Members have reached the Target IRR; and

(f)            Any Transfer in accordance with Section 9.6 (Right of First Bid), 9.9 (Flip Purchase Option) or 9.10 (Replacement of Class B Members); provided, however, that the requirements set forth in Sections 9.2(b), (c) and (d) shall be satisfied in respect of any such Transfer, and solely with respect to Section 9.6, Sections 9.2(e), (f), (g), (h), (i), (j), (k) and (1) shall be satisfied in respect of any such Transfer.

Section 9.6.                                   Right of First Bid. This Section 9.6 shall apply to any proposed voluntary Transfer (other than a Permitted Transfer) of Membership Interests for cash or other tangible consideration. The Member proposing to make such a Transfer shall provide written notice of its intention to make a Transfer (an “Offer Notice”) to (i) prior to the Flip Date, all Members, and (ii) after the Flip Date, the Class A Member only. Upon receipt of an Offer Notice, the Members entitled to receive the Offer Notice shall have the right for a period of 30 days to submit to the transferring Member an unconditional offer to purchase, at the price and on the terms in the notice of such offer (a “Bid”), all, but not less than all, of such Membership Interests in such proportions as the offering Members may agree, or, if they cannot agree, in accordance with the number of Membership Interests of such class held by each such Member divided by the total number of Membership Interests of such class outstanding. Upon receipt of a proper Bid, the Member intending to Transfer its Membership Interests may, in its sole discretion, accept such Bid by notice to the offering Members within 30 days of receipt of such Bid, whereupon the offering Members shall purchase such Membership Interests within five days following receipt of the acceptance of the Bid (or, in any event if later, the fifth day after the receipt of all applicable regulatory and Governmental Approvals of the purchase). If the Member intending to Transfer the Membership Interests does not accept the Bid, then such Member shall (x) so notify each Member who has submitted a Bid, and (y) have the right for a period of 180 days thereafter to Transfer such Membership Interests at a price no less favorable to such Member, and upon terms no less favorable in any material respect to such Member, than the price and terms contained in the Bid; provided that such Transfer shall be subject to any other applicable provisions of this Section 9.6.

Section 9.7.                                   Drag Along Rights. Notwithstanding anything to the contrary in this Agreement and except for Transfers resulting from a Permitted Encumbrance, if following the Flip Date the Class A Member proposes to make a Transfer of all, but not less than all, of its Class A Membership Interests in one or a series of related Transfers to a Bona Fide Purchaser, the Class A Member may elect to request that all other Members Transfer their respective Membership Interests to such Bona Fide Purchaser. If the Class A Member elects to exercise the drag-along right under this Section 9.7, it shall provide written notice of such proposed Transfer (the “Drag-Along Notice”) to all other Members. The Drag-Along Notice shall (i) set forth the material terms and conditions of the proposed Transfer in reasonable detail, including, without limitation, the proposed purchase price of the Class A Membership Interests, which shall be payable in cash or other property and (ii) contain an offer by such Bona Fide Purchaser to purchase from each Member such Member’s Membership Interest on the same terms and conditions offered to the Class A Member. The other Members shall take all necessary and desirable actions requested by the Class A Member in connection with the consummation of the Transfer.

Section 9.8.                                   Tag Along Rights. Notwithstanding anything to the contrary in this Agreement and except for Transfers resulting from a Permitted Encumbrance, if following the Flip Date the Class A Member proposes to make a Transfer of all, but not less than all, of its Class A Membership Interests in one or a series of related Transfers to a Bona Fide Purchaser, and the drag-along right under Section 9.7 is not exercised, then all other Members shall have the right to Transfer their respective Membership Interests to such Bona Fide Purchaser on the same terms and conditions offered to the Class A Member. The Membership Interests being purchased from the Class A Member and the electing Members will be reduced on a pro rata basis if the Bona Fide Purchaser will not purchase all of the Membership Interests being offered. The Class A Member shall provide written notice of any such proposed Transfer (the “Tag-Along Notice”) to all other Members. The Tag-Along Notice shall comply with the requirements of a Drag-Along Notice set forth in Section 9.7. The other Members electing to participate in the proposed Transfer shall take all necessary and desirable actions requested by the Class A Member in connection with the consummation of the Transfer.

Section 9.9.                                   Flip Purchase Option.

(a)           Each Class A Member (or any Affiliate of such Class A Member designated by it) shall have the right, at any time during the 185-day period after the first Business Day of the calendar year following the later of the first Distribution Date after the Flip Date or the tenth anniversary of the Effective Date, to acquire all (but not less than all) of the Class B Membership Interests (the “Flip Purchase Option”), upon giving the Company and all other Members 60 days written notice of an election to exercise the Flip Purchase Option (the “Flip Exercise Notice”) during such period. Any other Class A Member may elect to participate in the Flip Purchase Option by giving its own Flip Exercise Notice within 10 Business Days after the first Flip Exercise Notice is given. Unless a Class A Member has given a Flip Exercise Notice within such 10 Business Day period, it may not participate in the Flip Purchase Option. Any Flip Exercise Notice, if given, shall be irrevocable; provided that if a Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, then the Class B Member shall not be required to sell its Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(b)           The consideration for the Transfer of the Class B Membership Interests to the Class A Members pursuant to the Flip Purchase Option shall be an amount (payable in United States dollars) equal to the greater of (x) the fair market value of the Class B Membership Interests as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.9 or (y) the aggregate Capital Interest of all Class B Members adjusted as if the Company had liquidated, as of the end of the month immediately prior to the date the Flip Exercise Notice is given (the “Flip Purchase Price”). The fair market value of the Class B Membership Interests shall be determined by agreement of a majority of the Class A Members and Class B Members participating in the Flip Purchase Option, or if they are unable to agree, by appraisal conducted by an appraiser selected jointly by such Class A Members and Class B Members (and if they are unable to agree upon a single appraiser within a 15-day period, they shall use the Appraisal Method), using an appraisal methodology comparable in all material respects to the Closing Appraisal (unless otherwise agreed by a majority of the Class A Members and Class B Members participating in the Flip Purchase Option). Such determination of the fair market value shall be final and binding on all Members participating in the Flip Purchase Option.

(c)           If the Flip Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Flip Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(d)           If the Flip Purchase Option is exercised, at the closing of the Transfer, (1) each Class A Member which has given a Flip Exercise Notice shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as Class B Members may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer pursuant to the Flip Purchase Option) an amount equal to the product of (i) the Flip Purchase Price (determined in accordance with Section 9.9(b)), multiplied by (ii) the fraction, the numerator of which is the Capital Interest of such Class A Member and the denominator of which is the aggregate Capital Interest of all Class A Members that have given a Flip Exercise Notice, and (2) each Class B Member shall take the following actions: (i) such Class B Member shall Transfer to each Class A Member entitled to purchase, as provided in Section 9.9(b), all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.10.                             Replacement of Class B Members.

(a)           If (i) an Organic Transaction, with respect to UPC, occurs anytime between the ***** of the Effective Date and (ii) the entity resulting from the Organic Transaction represents, warrants and covenants to UPC Hawaii (or any Affiliate designated by it) that such entity will not sell, assign, transfer or otherwise monetize the Tax Credits associated with the Project, then UPC Hawaii (or any Affiliate designated by it) shall have the right to acquire all, but not less than all, of the Class B Membership Interests (the “Replacement Option”).

(b)           UPC Hawaii or its designee may exercise a Replacement Option upon giving the Company and all other Members 185 days’ written notice of its election (the “Replacement Exercise Notice”). Any other Class A Member may elect to participate in the Replacement Option by giving its own Replacement Exercise Notice within 10 Business Days after the first Replacement Exercise Notice is given. Unless a Class A Member has given a Replacement Exercise Notice within such 10 Business Day period, it may not participate in the Replacement Option. Any Replacement Exercise Notice, if given, shall be irrevocable; provided that if a Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Class B Member shall not be required to sell its Class B Membership Interests to the remaining Class A Members unless all of the Class B Membership Interests are being acquired by the remaining Class A Members.

(c)           The consideration for the Transfer of the Class B Membership Interests to the Class A Members pursuant to a Replacement Option shall be an amount (the “Replacement Option Purchase Price”) equal to the greater of (i) 110% of the fair market value of the Class B Membership Interests as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.10 and (ii) the applicable value set forth on Schedule 9.10(c) hereto.

(d)           The fair market value of the Class B Membership Interests shall be determined by agreement of a majority of the Class A Members participating in the Replacement Option and a majority of the Class B Members, or if they are unable to agree, by appraisal conducted by an appraiser selected jointly by such Class A Members and Class B Members (and if they are unable to agree upon a single appraiser within a fifteen (15) day period, they shall use the Appraisal Method), using an appraisal methodology comparable in all material respects to the Closing Appraisal (unless otherwise agreed by a majority of the Class A Members and Class B Members participating in the Replacement Option). Such determination of the fair market value shall be final and binding on all Members participating in a Replacement Option.

(e)           If a Replacement Option is exercised, then the closing of such Transfer shall occur on the Business Day that is (i) 185 days after the Replacement Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(f)            If a Replacement Option is exercised, at the closing of the Transfer, (1) each Class A Member which has given a Replacement Exercise Notice shall pay (by wire transfer of immediately available United States dollars to such United States bank accounts as Class B Members may designate in a written notice to the Company and Class A Members no later than five Business Days prior to the closing date for the Transfer) an amount equal to the product of (i) the Replacement Option Purchase Price (determined in accordance with Section 9.10(c) and (d)), multiplied by (ii) the fraction, the numerator of which is the Capital Interest of such Class A Member and the denominator of which is the aggregate Capital Interest of all Class A Members that have given a Replacement Exercise Notice, and (2) each Class B Member shall take the following actions: (i) such Class B Member shall Transfer to each Class A Member entitled to purchase, as provided in Section 9.10(b), all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations in Schedule 9 to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this section. Upon the closing of such Transfer, (1) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests that are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) such Class B Member shall have no further rights as a Member, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.11.                             Buyout Events.

(a)           This Section 9.10 shall apply to any of the following events (each a “Buyout Event”):

(i)                                     a Member enters Bankruptcy;

(ii)                                  a Member dissolves and commences liquidation or winding up and such dissolution or liquidation is reasonably expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on the Project or any other Member;

(iii)                               there occurs an event that makes it unlawful for the Member to continue to be a Member; or

(iv)                              a Member is or becomes a Related Person prior to the tenth anniversary of the Effective Date, and such Member does not take all actions necessary to cause it promptly to cease to be a Related Person, or does not Transfer such Member’s Membership Interest to an Approved Assignee that is not a Related Person within 30 days after such Member became a Related Person.

In each case, the Member with respect to whom a Buyout Event has occurred is referred to herein as the “Affected Member.”

(b)           Procedure. If a Buyout Event occurs, then each of the other Members shall have the option to acquire the Membership Interest of the Affected Member (or to cause it to be acquired by a third party designated by the other Members) (with the Members exercising such right being referred to herein as “Purchasing Members”).

During the time that any Affected Member is a Related Person, any cash that otherwise would have been distributed to such Affected Member shall be withheld by the Company pending the taking by such Member of the actions in Section 9.11(a)(v) or, in the absence thereof, the purchase of such Affected Member’s Membership Interest as hereafter set forth. Any cash so withheld by the Company shall be paid over to the Affected Member upon the completion of the actions specified in Section 9.11(a)(v) hereof, or the sale of such Affected Member’s Membership Interest hereunder; provided that such Member shall indemnify and hold harmless the Company and the other Members from any damages (including loss of Tax Credits) but excluding consequential, incidental, exemplary or punitive damages) suffered or incurred by the Company and the other Members resulting from such Member’s having been a Related Person and, in addition to any other remedies it may have, the Company shall be entitled to set off the amount of such damages against the cash withheld from the Affected Member.

(c)           Purchase Price; Terms and Method of Payment. The purchase price (the “Buyout Price”) for a Membership Interest being purchased pursuant to this Section 9.11 shall be (x) the fair market value of such Membership Interest as to which a Buyout Event specified in Section 9.11(a)(i), Section 9.11(a)(ii), 9.11(a)(iii) or 9.11(a)(iv) has occurred, or (y) fifty percent (50%) of the fair market value of such Membership Interest as to which the Buyout Event specified in Section 9.11(a)(v) (the “Related Person Buyout Event”) has occurred. Fair market value shall be determined in the following manner:

(i)                                     Within 30 days after the Buyout Event, the Purchasing Members shall appoint a nationally-recognized third-party appraiser who (A) is qualified to appraise independent electric generating businesses, (B) has been engaged in the appraisal or business valuation and consulting business for a period of not less than five years, and (C) is not associated with any Member or any Affiliate thereof and who is reasonably acceptable to the Affected Members (a “Qualified Appraiser”). Within 30 days after appointment of the Qualified Appraiser, such appraiser shall determine the fair market value of the applicable Membership Interest using valuation methods and practices commonly used in the independent electric generating industry and taking into account all of the facts and circumstances relating to the Company, including any cash reserves that may be held by the Company, but excluding cash withheld from distribution to the Affected Member pursuant to Section 9.11(b). The decision of the Qualified Appraiser shall be binding and conclusive on the Parties. The Affected Member on the one hand, and the Purchasing Members, on the other hand, shall each pay 50% of the fees and expenses of the appraiser; provided that the Affected Member shall pay 100% of such fees and expenses in the case of a Related Person Buyout Event.

(ii) The Parties acknowledge and agree that (A) the provisions of this Section 9.11(c) (including the provisions relating to the determination of the Buyout Price) are a material inducement to their entering into this Agreement, and (B) the reduced Buyout Price for the Membership Interest of an Affected Member who becomes a Related Person is a fair and reasonable estimate of the damages suffered by the Company and the other Members as a result of such Affected Member becoming a Related Person and is not a penalty. The Parties agree not to raise any claim, objection or defense challenging the validity of, or otherwise questioning the reasonableness of, the determination of the Buyout Price for the Membership Interest of a Related Person specified in this Section 9.11(c). If such provisions are held to be unenforceable, the Member who has become a Related Person agrees to pay to the Purchasing Members all actual costs, losses and damages incurred or suffered by the Purchasing Members due to such Affected Member’s having become a Related Person.

(d)           Closing. If an option to purchase is exercised under this Section 9.11, the closing on such purchase shall occur on the 30th day after the determination of the fair market value under Section 9.11(c) as to Buyout Events other than a Related Person Buyout Event, and on the 10th Day after the determination of the fair market value, as to a Related Person Buyout Event (or, in any event, if later, the fifth Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase). Unless otherwise agreed among the Affected Member and the Purchasing Members, the Buyout Price shall be paid in cash at such closing.

(e)           Terminated Member.   Upon the occurrence of a closing under Section 9.11(d), the following provisions shall apply to the Affected Member (now a “Terminated Member”):

(i)                                     The Terminated Member shall cease to be a Member immediately upon the occurrence of the closing.

(ii)                                  The Terminated Member shall no longer be entitled to receive any distributions (including liquidating distributions) or allocations from the Company except as directed in Section 5.4, and it shall not be entitled to exercise any voting or consent rights or to receive any further information (or access to information) from the Company (other than any required tax information).

(iii)                               The Terminated Member must pay to the Company all amounts owed to the Company by such Terminated Member.

(iv)                              The Terminated Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrue prior to the closing.

(v)                                 The Membership Interest, including the Capital Account balance attributable thereto, of the Terminated Member shall be allocated among the Purchasing Members in the proportion of the total Buyout Price paid by each Purchasing Member.

Section 9.12. Regulatory and Other Authorizations and Consents. (a) In connection with any Transfer pursuant to Sections 9.6, 9.9 or 9.10 (the “Designated Transfers”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Authorities and third parties that may be or become necessary for the Designated Transfers, its execution and delivery of, and the performance of its obligations under, this Agreement or other Transaction Documents in connection with any such Designated Transfer and will cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Authorities of such financial statements and other publicly available financial information with respect to such Member or, if applicable, such Member’s Guarantor, as the case may be, as such third parties or Governmental Authorities may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents. In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Authorities and the responses of such third parties and Governmental Authorities to requests to provide such consents and waivers.

(b)                                 Without limiting the generality of Section 9.12(a), each Member shall make such filings as may be required under the HSR Act, the Federal Power Act, as amended, or any state Legal Requirements relating to the ownership or control of the Projects.

(i)                                     To the extent required by the HSR Act, each Member involved in a Designated Transfer shall (i) file or cause to be filed, as promptly as practicable but in no event later than the fifteenth Business Day after the delivery of any Bid or Flip Exercise Notice, as applicable, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such Member under the HSR Act concerning the Designated Transfer and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the

Designated Transfer, in each case so that the initial thirty day waiting period applicable under the HSR Act shall expire as soon as practicable. Each Member involved in a Designated Transfer agrees to request, and to cooperate with the other Members involved in requesting, early termination of any applicable waiting period under the HSR Act. Each of the Class A Members involved in a Designated Transfer shall be responsible for the filing fees incurred by all Members involved in the Designated Transfer in connection with the initial filings required by the HSR Act in connection with the Designated Transfers (pro rata in proportion to the percentage of Class B Membership Interests each such Class A Member will acquire in connection with the Designated Transfer). Except as expressly provided in the prior sentence with respect to filing fees, each Member involved in a Designated Transfer will be responsible for its own fees and expenses, including any fees and expenses of counsel, accountants or other professional advisors.

(ii)                                  To the extent required by the Federal Power Act, each Member involved in a Designated Transfer shall (i) file or cause to be filed, as promptly as practicable but in no event later than the twenty-first Business Day after the delivery of any Bid or Flip Exercise Notice, an application for approval of the Designated Transfer pursuant to Section 203(a)(1) of the Federal Power Act, and (ii) as promptly as practicable but in no event later than the tenth Business Day after the delivery of any Bid or Flip Exercise Notice, provide to the Company and the Managing Member information needed for the Company and/or the Managing Member to file an application for approval of the Designated Transfer under Section 203(a)(2) of the Federal Power Act.

Section 9.13. Admission. Any transferee of all or part of my Membership Interests pursuant to a Transfer made in accordance with this Agreement shall be admitted to the Company as a Member upon its execution of a counterpart to this Agreement.

Section 9.14. Security Interest Consent. If any Class A Member grants a security interest in any Class A Membership Interest, upon request by such Class A Member, each Class B Member will execute and deliver to any person holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such person may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Class A Membership constitutes a Permitted Transfer under this Agreement.

ARTICLE X

DISSOLUTION AND WINDING-UP

Section 10.1. Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a)                                  the written consent of the Members representing a Super-Majority Vote to dissolve and terminate the Company;

(b)                                 the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(c)                                  the occurrence of the LLC Agreement Termination Date;

(d)                                 the disposition of all or substantially all of the Company’s business and assets;

(e)                                  the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or

(f)                                    at any time there are no members of the Company unless the business of the Company is continued in accordance with the Act.

Section 10.2. Distribution of Assets.

(a)                                  The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1. Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for, any or all Company property, including to Members. In no event, without the approval of Members by Super-Majority Vote, will a sale to a Member be for an amount that is less than fair market value (determined by the Appraisal Method if the Members (by Super-Majority Vote) are unable to agree on the fair market value).

(b)                                 The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including the Working Capital Loans and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.

(c)                                  All assets of the Company will be treated as if sold, and the gain treated as realized on those assets will be allocated first to Members with deficits in their Capital Accounts (in the ratio of the deficits if more than one Member’s Capital Account is in deficit) in order to eliminate the deficits.

(d)                                 Remaining gain or loss will be allocated next among the Class B Members in an effort to set the Capital Account of each Class B Member at a level that would allow it to reach the Target IRR out of the liquidating distributions if the Target IRR has not already been achieved, and thereafter in the ratio in Section 5.1(c).

(e)                                  After the allocations in clauses (c) and (d) have been made, then cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the taxable year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

(f)                                    The distribution of cash and property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.

Section 10.3. In-Kind Distributions. There shall be no distribution of assets of the Company in kind without the prior Super-Majority Vote of the Members.

Section 10.4. Certificate of Cancellation.

(a)                                  When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.

(b)                                 Upon the filing of the certificate of cancellation, the existence of the Company shall cease.

(c)                                  All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.

ARTICLE XI

GENERAL INDEMNITY

Section 11.1. Indemnification by the Class A Member.

(a)                                  Beginning on the Effective Date (or, with respect to any additional Class A Member which becomes a Class A Member after the Effective Date, on the first date on which such Person becomes a Member hereunder) and continuing thereafter, the Class A Member (and if there shall be more than one Class A Member, each Class A Member jointly and severally) shall Indemnify the Company, each Class B Member and the Class B Member’s officers, directors, shareholders, employees, agents, successors, permitted assigns, and their respective Affiliates (the “Indemnified Persons”), on an after-tax basis determined in accordance with Section 11.5, from and against any and all Claims which may be suffered by any Indemnified Person relating to or arising out of any of the following:

(i)                                     the inaccuracy, breach or failure of any representation or warranty or covenant or agreement made by any Class A Member (whether in its capacity as a Class A Member, Tax Matters Member or Managing Member), the Project Company, the Company, or any Affiliate of any Class A Member or the Company under this Agreement or the Purchase Agreement (and without regard to any qualification of “material,” “material adverse effect,” Material Adverse Effect, or any similar qualification with respect to any representation or warranty); provided, however, that no Claim for indemnification may be made pursuant to this Section 11.1(a)(i) until the aggregate dollar amount of claims for which indemnification is (or previously has been) sought exceeds *****; provided, further, however, that, once such threshold dollar amount of Claims has been reached, the Class B Members shall have the right to be indemnified for all such Claims, including amounts that were not previously paid because such threshold amount had not been reached;

(ii)                                  the failure by any Class A Member, the Project Company, the Company or any Affiliate of any Class A Member or the Company while being the Manager to manage the Project in accordance with the Prudent Operator Standard;

(iii)                               the failure by any Class A Member, the Project Company, the Company or any Affiliate of any Class A Member or the Company while being the Operator to operate the Project in accordance with the Prudent Operator Standard;

(iv)                              Environmental Losses caused by the Managing Member or its Affiliate, whether occurring prior to or after the Effective Date; and

(v)                                 consequential damages resulting from any curtailment or shutdown of any wind turbine related to the failure of the Project Company to obtain any consent, non-disturbance agreement, easement or other agreement necessary for the operation of the Project which has not been obtained as of the Effective Date.

(b)                                 To the fullest extent permitted by Applicable Law, reasonable expenses to be incurred by an Indemnified Person under this Section 11.1 shall, from time to time, be advanced by or on behalf of the Class A Member(s) prior to the final disposition of any matter upon receipt by the Class A Member(s) of an undertaking by or on behalf of such Indemnified Person to repay such amount, together with interest from the date of the advance at the Reference Rate, if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

(c)                                  For the avoidance of doubt, any insurance proceeds actually received by an Indemnified Person in respect of any Claim shall be credited against the remaining amounts owed to such Indemnified Person by the Class A Member in connection with such Claim or, in the event that all such amounts owed by the Class A Member to such Indemnified Person pursuant to this Section 11.1 have been paid in full, shall be paid over to the Class A Member.

Section 11.2. Indemnification of Class A Members by the Company. Each Class A Member and its officers, directors, shareholders, Affiliates, employees and agents (each, a “Member Party”) shall be exculpated from liability for and defended, indemnified and held harmless by the Company from all Claims arising out of the performance by such Member Party of its obligations under this Agreement so long as such Member Party acted in good faith and in a manner reasonably believed by it to be in the best interest of or not opposed to the interest of the Company; provided, however, that no Member Party shall be entitled to the payment of an Indemnity Claim under this Article 11 to the extent such Claim is attributable to willful misconduct, fraud or gross negligence or breach of any of its representations, warranties or covenants or agreements (in each case, if any) under this Agreement or the Purchase Agreement.

Section 11.3. Procedures for Indemnity Obligation

(a)                                  All Indemnity Claims by the Indemnified Persons under Section 11.1 shall be asserted and resolved in accordance with this Section 11.3.

(b)                                 If an Indemnified Person learns of an Indemnity Claim asserted against such Indemnified Person by a Third Person for which such Indemnified Person may seek indemnification under Section 11.1, such Indemnified Person shall promptly notify the Class A Member(s) thereof, specifying the nature of and specific basis for such Indemnity Claim and the actual or estimated amount thereof to the extent then feasible

(which estimate shall not be conclusive of the final amount of such Indemnity Claim) (the “Claim Notice”); provided, however, that the failure to provide such notice promptly shall not limit or reduce such Indemnified Person’s right to indemnification under Section 11.1 except to the extent that such failure to provide such notice promptly shall prevent or shall have prevented the Class B Member(s) from properly or effectively defending the Indemnity Claim or from recovering reimbursement or other damages to which the Class B Member(s) would be entitled.

(c)                                  The Class A Member (or each Class A Member if there shall be more than one Class A Member) shall notify the Members within the Notice Period whether or not it disputes its obligation to indemnify such Indemnified Person against such Indemnity Claim; provided, however, that the Indemnified Persons are hereby authorized prior to and during such Notice Period to file any motion, answer or other pleading that may be necessary or appropriate to protect their respective interests or those of the Class A Member(s) and a copy of such pleading shall be promptly delivered to the Class A Member(s).

(d)                                 If any Class A Member notifies such Indemnified Person within such Notice Period that it does not dispute its obligation to Indemnify such Indemnified Person against such Indemnity Claim, then, except as hereinafter provided, the Class A Member(s) shall have the right, but not the obligation, to defend by all appropriate proceedings, and with counsel of its own choosing that is reasonably acceptable to such Indemnified Person, such right being exercisable only in the same notice in which it notifies such Indemnified Person that it does not dispute its obligation to Indemnify it against the Indemnity Claim.

(e)                                  If a Class A Member elects to defend against such Indemnity Claim, it shall promptly settle such Indemnity Claim or diligently prosecute it to a final conclusion. If such Indemnified Person desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

(f)                                    If a Class A Member disputes its liability with respect to such Indemnity Claim or fails to defend against such Indemnity Claim, whether by not giving timely notice as provided above or otherwise, such Indemnified Person shall have the right but not the obligation to defend against such Indemnity Claim.

(g)                                 Unless a Class A Member has accepted liability for a Indemnity Claim in writing, the Class A Member shall not settle any such Indemnity Claim of such Indemnified Person without the prior written consent of such Indemnified Person. The Indemnified Persons shall not settle any Indemnity Claim without the prior written consent of the Class A Member unless the Class A Member has refused to accept liability for such Indemnity Claim and failed to defend such Indemnified Person against such Indemnity Claim pursuant to the terms of this Agreement.

(h)                                 If requested by the Class A Member(s), the Indemnified Persons agree to cooperate with the Class A Member(s), its (or their respective) insurers and their respective counsel in contesting any Third Person Claims that the Class B Member elects to contest; provided, however, that the Class A Member (i) has furnished the Indemnified Persons with a written opinion of the Class A Member’s outside counsel to the effect that a reasonable basis exists to contest such Indemnity Claim and (ii) has agreed to advance to the Indemnified Persons all out-of-pocket costs and expenses (including reasonable attorneys’ fees) that the Indemnified Persons may incur in so cooperating in the contest of such Indemnity Claim.

(i)                                     If an Indemnified Person shall have an Indemnity Claim against the Class A Member(s) hereunder which does not involve an Indemnity Claim or demand being asserted against or sought to be collected from such Indemnified Person by a Third Person, such Indemnified Person shall promptly send a Claim Notice with respect to such Claim to the Class A Member(s). If a Class A Member does not notify the Indemnified Person within the Notice Period that it disputes such Indemnity Claim, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Class A Member(s) hereunder.

Section 11.4. Member Indemnification Procedures.

(a)                                  All Claims for indemnification of the Member Parties under Section 11.2 shall be asserted and resolved in accordance with this Section 11.4.

(b)                                 If a Member Party learns of an actual Claim for which such Member Party may seek indemnification under Section 11.2, such Member Party shall promptly notify the Managing Member thereof, by sending a Claim Notice; provided, however, that the failure to provide such notice promptly shall not limit or reduce such Member Party’s right to indemnification under Section 11.2, except to the extent that such failure to provide such notice promptly shall prevent or shall have prevented the Company from properly or effectively defending the Claim or from recovering reimbursement or other damages to which the Company would be entitled.

(c)                                  The Managing Member, on behalf of the Company, shall notify all Member Parties within the Notice Period whether or not it disputes its obligation to Indemnify such Indemnified Person against such Claim; provided, however, that the Indemnified Persons are hereby authorized prior to and during such Notice Period to file any motion, answer or other pleading that may be necessary or appropriate to protect their respective interests or those of the Company and the other Members and a copy of such pleading shall be promptly delivered to the other Members.

(d)                                 If the Managing Member, on behalf of the Company, notifies such Indemnified Person within such Notice Period that it does not dispute its obligation to Indemnify such Indemnified Person against such Claim, then, except as hereinafter provided, the Managing Member, on behalf of the Company, shall have the right, but not the obligation, to defend by all appropriate proceedings, and with counsel chosen by the Managing Member, such right being exercisable only in the same notice in which it notifies such Indemnified Person that it does not dispute its obligation to Indemnify it against the Claim. Such Indemnified Person shall have the right to participate in such defense, using its own counsel at the Company’s expense, to the extent such Claim involves any risk of criminal liability or any conflict of interest between the Company and such Indemnified Person.

(e)                                  If the Company, pursuant to and in accordance with Section 11.4(g), elects to defend the Claim of such Member Party, it shall promptly settle such Claim or diligently prosecute it to a final conclusion. If the Member Parties desire to participate in, but not control, any such defense or settlement, they may do so at their sole cost and expense.

(f)                                    If requested by the Managing Member, on behalf of the Company, the Indemnified Persons agree to cooperate with the Managing Member, on behalf of the Company, its insurers and its counsel in contesting any Third Person Claims that the Company elects to contest; provided, however, that the Managing Member (i) has furnished the Indemnified Persons with a written opinion of the Company’s outside counsel, which such counsel shall be subject to the approval of a Super-Majority Vote of the Members, to the effect that a reasonable basis exists to contest such Claim and (ii) has agreed to advance to the Indemnified Persons all out-of-pocket costs and expenses (including reasonable attorneys’ fees) that the Indemnified Persons may incur in so cooperating in the contest of such Claim.

(g)                                 If the Company disputes its liability with respect to such Claim or fails to defend against such Claim, whether by not giving notice as provided above or otherwise, the Member Party shall have the right but not the obligation to defend against such Claim. Unless the Company has accepted liability for a Claim in writing, the Company shall not settle any such Claim without the prior written consent of the Member Party. The Member Parties shall not settle any Claim without the prior written consent of the Company unless the Company has refused to accept liability for such Claim and failed to defend the Member Party against such Claim pursuant to the terms of this Agreement.

(h)                                 If a Member Party shall have an Indemnity Claim against the Company under Section 11.2 which does not involve a Claim or demand being asserted against or sought to be collected from such Member Party by a Third Person, such Member Party shall promptly send a Claim Notice with respect to such Claim to the Managing Member. If the Managing Member on behalf of the Company, does not notify such Member Party within the Notice Period that it disputes such Indemnity Claim, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Company hereunder.

Section 11.5. Gross-Up of Indemnity. At the time that the Class A Member makes any payment in connection with an Indemnity Claim under Section 13.1 for any amount due thereunder (the “Indemnity Payment Amount”), the Class A Member shall also pay together with such payment an additional amount (the “Gross-Up Amount”) that, when added to such payment, will result in the recipients (including in the case of any Class B Member, the affiliated group with which such Class B Member files a single consolidated federal income tax return) receiving an amount equal to such Indemnity Payment Amount, after taking into account (i) the federal income taxes that are payable by the recipients (including the affiliated groups with which such Class B Member files a single consolidated federal income tax return) with respect to the receipt of such payment, using an assumed rate equal to the highest marginal federal income tax rate applicable to corporations generally (currently 35%), (ii) applicable state and local income taxes payable by the recipients (including the affiliated groups with which such Class B Member files a single consolidated federal income tax return) with respect to the receipt of such payment, determined using an assumed blended state and local tax rate of 2.5%, and assuming that each recipient recognizes the same amount of taxable income for state and local income tax purposes as it recognizes for federal income tax purposes in respect of such payment, (iii) the federal income tax savings from deductions (including losses) allowable to the recipients (including the affiliated group with which such Class A Member files a single consolidated federal income tax return) as a result of such Indemnity Payment Amount, using an assumed rate equal to the highest marginal federal income tax rate applicable to corporations generally (currently 35%), and (iv) state and local income tax savings from deductions (including losses) allowable to the recipients (including the affiliated group with which such Class B Member files a single consolidated federal income tax return) with respect to the Indemnity Payment Amount, determined using an assumed blended state and local tax rate of 2.5%, and assuming that each recipient is allowed taxable deductions for state and local income tax purposes in the same amount as it is allowed for federal income tax purposes in respect of such Indemnity Payment Amount. Any Indemnity Payment shall be reduced by the present value (as determined on the basis of a discount rate equal to the Target IRR and the same assumptions about taxability and tax rates) of any income tax benefit to be realized by the Indemnified Person or its Affiliates by reason of the facts and circumstances giving rise to such indemnification.

ARTICLE XII

MISCELLANEOUS

Section 12.1.   Notices.   Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, (c) by recognized overnight courier service with charges prepaid or (d) by facsimile or other electronic transmission, directed to the intended recipient at the address of such Member on Schedule 4.2(d) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 12.1. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested, (iii) the second Business Day following its deposit with a recognized overnight courier service or (iv) the date of receipt of a facsimile or other electronic transmission or, if such date of receipt is not a Business Day, the next Business Day following such date of receipt, provided the sender can and does provide evidence of successful transmission. Any Notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day shall be deemed to be received on the next Business Day.

Section 12.2.   Amendment.   Except for an amendment of Schedule 4.2(d) in accordance with the terms of this Agreement, and a Transfer of Membership Interests and the admission of a new Member in accordance with the terms of this Agreement, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by Members representing a Super-Majority Vote.

Section 12.3.   Partition.   Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 12.4.   Waivers and Modifications.   Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing duly executed by Members representing a Super-Majority Vote of the Members affected by such waiver or consent and shall be delivered to the other Members in the manner set forth in Section 12.1.

Section 12.5.   Severability.   Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.

Section 12.6.   Successors; No Third-Party Beneficiaries.   This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract. To the full extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns. None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

Section 12.7.   Entire Agreement.   This Agreement, including the Schedules attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters, including the Original Operating Agreement.

Section 12.8.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

Section 12.9.   Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 12.10.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 12.11.   Dispute Resolution.

(a)           Except as provided in Section 12.11(b), in the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within ten (10) days after such dispute arises. A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the parties are not successful in resolving a dispute within 21 days, the parties will thereafter be entitled to pursue all such remedies as may be available to them.

(b)           If any Class B Member disputes any item or procedure or calculation of, or which affects, the Flip Date contained in any notice or report delivered by the Manager to such Class B Member, such Class B Member shall (i) notify the Manager and other Members not more than five Business Days after such Class B Member has received the disputed notice or report and (ii) pay any amount that is due from and payable by such Class B Member and not in dispute. In such event, the Members and the Manager shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement. If notice of dispute is not given by any Class B Member within such period, the notice or report and each disputed item contained therein will be final and binding on the Members. If the dispute as to the Manager’s calculations is not promptly resolved within ten (10) Business Days of such notification of the dispute, the Class B Members and the Manager shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute (if applicable, in accordance with the methodology in Section 6.5) and to resolve the dispute promptly, but in no event more than twenty Business Days after having the dispute submitted to it. The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and the Manager and (iii) made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members.

Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items. In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by Class A Members (pro rata in proportion to their Capital Interests). In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations (if more than one, pro rata in proportion to their Capital Interests).

Section 12.12. Confidentiality.

(a)           Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, no Member will itself use or intentionally disclose (and will not permit the use or disclosure by any of its Affiliates, or any of the officers, directors or employees of it or its Affiliates or any of its Representatives, directly or indirectly, any of the Material Contracts, the Company LLC Agreement or this Agreement or information furnished thereunder or hereunder, and will use all reasonable efforts to have all such information kept confidential (consistent with its own practices); provided, that (i) any such Member and its Affiliates and Representatives may use, retain and disclose any such information to any Governmental Authority or as otherwise required by Applicable Law, (ii) any such Member and its Affiliates and Representatives may use, retain and disclose any such information that has been publicly disclosed (other than by such party or any Affiliates and Representatives thereof in breach of this Section 12.12) or has rightfully come into the possession of such Member or any Affiliate or Representative thereof other than from another Member or a Person acting on such other Member’s behalf and under circumstances not involving, to the best of such Member’s knowledge, any breach or any confidentiality obligation, (iii) to the extent that any such Member or any Affiliate or Representative thereof may have received a subpoena or other written demand under color of legal right for such information, such Member or such Affiliate or Representative may disclose such information, but such Member shall first, unless prohibited by Applicable Law, as soon as practicable upon receipt of such demand, furnish a copy thereof to the other Members and, if practicable so long as such Member shall not be in violation of such subpoena or demand or likely become liable to any penalty or sanctions thereunder unless based upon counsel’s opinion, such Member is advised it must disclose such information, afford the other Members reasonable opportunity, at any other Member’s cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, shall cooperate with any reasonable efforts of the other Members to obtain a protective order or other similar relief, shall keep the other Members informed of any developments with respect to the compulsion or request for information, and shall disclose only so much of the information as, in the opinion of its legal counsel, is legally required, (iv) disclosures to lenders, potential lenders or other Persons providing financing to the Company or any Member and potential purchasers of equity interests in the Company are permitted, if such Persons have agreed to abide by terms substantially similar to the obligations of the Members under this Section 12.12, (v) any such Member and its advisors may disclose any such information, and make such filings, as may be required by this Agreement or the Material Contracts, (vi) any such Member which is an insurance company or an Affiliate thereof may disclose such information to the National Association of Insurance Commissioners and any rating agency requiring access to its investment portfolio and (vii) each of JPMCC and JPM Wind may disclose any such information to any prospective third party purchaser of an ownership interest in JPM Wind Portfolio in connection with a JPM Portfolio Transfer and a sale of ownership interests in JPM Wind Portfolio to such third party to the extent that such third party executes a confidentiality agreement with JPM Wind or JPMCC containing substantially the same terms and conditions as are set forth in this Section 12.12. Notwithstanding anything herein to the contrary, Members may disclose information to (A) their Affiliates and Representatives in accordance with this Agreement, so long as such Persons agree to comply with the provisions of this Section 12.12.

(b)           A terminated Member may, subject to the other provisions of this Section 12.12, retain and use information regarding the transactions contemplated in the Transaction Documents and this Agreement for the limited purpose of preparing such Terminated Member’s tax returns and defending audits, investigations and proceedings relating thereto and hereto.

(c)           The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 12.12, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 12.12 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

(d)           The obligations of the Members under this Section 12.12 shall terminate on the third anniversary of the LLC Agreement Termination Date.

Section 12.13. Joint Efforts.    To the full extent permitted by law, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 12.14. Specific Performance.     The Members agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, to the fullest extent permitted by law, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

Section 12.15. Survival.      All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.

Section 12.16. Working Capital Loans; Letter of Credit Reimbursement Obligations.      UPC, UPC Hawaii, or any Affiliate of UPC may make (but will have no obligation to make), or any third party lender may make, loans to the Company or the Project Company, when and as needed (as determined by the Managing Member and without any requirement for consent or other action by any Class B Member), sufficient to cover working capital, maintenance and capital expenditure needs of the Company or the Project Company in an aggregate principal amount outstanding at any time not to exceed $***** (provided that such sum may be increased by any additional sum that the Managing Member in good faith determines is required to be obtained in order to meet an emergency affecting the Company or the Project Company) for the Company and the Project Company, combined (any such loan, a “Working Capital Loan”). All Working Capital Loans shall be unsecured and repaid out of available cash flow of the Company (if the Company is the borrower) or the Project Company (if the Project Company is the borrower) before any distributions to members of such entity. Any Working Capital Loans made by UPC, UPC Hawaii or an Affiliate of UPC shall (a) be evidenced by a note substantially in form of Exhibit D hereto and (b) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of UPC, and (c) constitute a loan to the Company and shall not be deemed a Capital Contribution.

Section 12.17. Effective Date.      This Agreement shall have no force or effect unless and until the funding of the transactions contemplated by the Purchase Agreement, occurs, at which time this Agreement shall automatically and without any further action become effective simultaneously with such Closing.

Section 12.18. Recourse Only to Member.      The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Member.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties, each a Member, have caused this Amended and Restated Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

UPC HAWAII WIND PARTNERS, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

JPM CAPITAL CORPORATION

By:
Name:
Title:

JPMC WIND INVESTMENT LLC

By:	JPM Capital Corporation,
its Managing Member

By:
Name:
Title:

IN WITNESS WHEREOF, the parties, each a Member, have caused this Amended and Restated Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

UPC HAWAII WIND PARTNERS, LLC

By:
Name:
Title:

JPM CAPITAL CORPORATION

By:	/s/ Yale C. Henderson
Name: Yale C. Henderson
Title: Managing Director

JPMC WIND INVESTMENT LLC

By:	JPM Capital Corporation,
its Managing Member

	By:	/s/ Yale C. Henderson
Name: Yale C. Henderson
Title: Managing Director

Annex I

Please see attached.

Annex I - 1

Annex I

Definitions

“Accounting Firm” means the Company’s primary independent accounting firm, which shall be any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, Pricewaterhouse Coopers or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants as is approved by Members representing a Super-Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Active Person” has the meaning given such term in the definition of Approved Transferee.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5), and (b) decreased by expected items described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

“Affected Member” is defined in Section 9.11(a) of the Company LLC Agreement.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For purposes of this definition, the term “control” (and correlative terms) means (1) the ownership of 50% or more of the equity interest in a Person, or (2) the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person.

“Agreement” means the Purchase Agreement or Company LLC Agreement in which the term is used.

“Annual IRR Report” is defined in Section 6.5(a) of the Company LLC Agreement.

“Applicable Laws” means all laws, treaties, constitutions, statutes, rules, regulations, ordinances, judgments, orders, regulations, decrees, injunctions, settlements and writs of any Governmental Authority having jurisdiction over any Member, the Company, the Project Company or the Project, as applicable.

“Appraisal Method” shall mean one appraiser shall be appointed by the Class A Members and one appraiser shall be appointed by the Class B Members, in each case, within 15 days of a party invoking the procedure described in this definition, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests. Provided that the Class A Members are provided two (2) Business Days’ written notice prior to the expiration of the 15 day period referenced in the immediately preceding sentence, if either the Class A Member or the Class B Member does not appoint its appraiser within 5 days after the end of such 15 day period, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the Class A Members and the Class B Members are unable to agree upon the fair market value of the Class B Membership Interests within 30 days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of one independent appraiser differs from the middle determination by more than twice the amount by which the third determination differs from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

“Approved Budget” is defined in Section 7.1 of the Company LLC Agreement.

“Approved Transferee” means any Person that (i) satisfies the requirements in the Company LLC Agreement for all Transfers of Class B Membership Interests, (ii) is not a Person that UPC or MN considers a “competitor” as defined below, (iii) is not and has not been involved in any pending or threatened action, suit or proceeding with UPC or MN, any of their Affiliates, the Company or the Project Company, (iv) is not a Related Person, and (v) is either (A) a Person listed on Schedule 2-A to the Company LLC Agreement and each of their Affiliates, subsidiaries and successors (it being understood and agreed that no Person listed on Schedule 2-A to the Company LLC Agreement, nor any Affiliate or subsidiary of a Person listed on Schedule 2-A to the Company LLC Agreement, is considered to be a competitor as of the Effective Date) or (B) is approved in writing by UPC (such approval not to be unreasonably withheld or delayed). For this purpose, “competitor” means any Person that is, or whose Affiliate is, then directly or indirectly engaged in managing, operating, maintaining or developing projects for the production of electricity for sale to others from wind with an aggregate capacity of more than 200 megawatts or any other Person identified on the Prohibited Transferees List (an “Active Person”), except for an Affiliate of an Active Person (other than an Active Person identified on the Prohibited Transferees List where such Affiliate of an Active Person is an entity that is regularly involved in making passive investments in such facilities (a “Passive Investor”) if such Passive Investor certifies in a manner reasonably acceptable to UPC that it has in place procedures to prevent its Affiliates which are Active Persons from acquiring confidential information from it relating to the Company, the Project Company or the Project. For the avoidance of doubt, an “Approved Transferee” must satisfy all conditions in clauses (i) through (v).

“Bankruptcy” of a Person means the occurrence of any of the following events: (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” in Sections 18-101(1) and 18-304 of the Act.

“Base Case Model” means the financial model attached as Exhibit C to the Company LLC Agreement.

“Bid” is defined in Section 9.6 of the Company LLC Agreement.

“Bona Fide Purchaser” means any Person (other than an Affiliate of any Member, or other entity with common ownership) who has delivered a good faith written offer to purchase a Member’s Membership Interests in the Company for cash or other consideration and has the requisite financial resources necessary to purchase and acquire such Membership Interests.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York City are authorized or required to be closed.

“Buyout Event” is defined in Section 9.11(a) of the Company LLC Agreement.

“Buyout Price” is defined in Section 9.11(c) of the Company LLC Agreement.

“Capital Account” means an account for each Member calculated as described in Section 4.2 of the Company LLC Agreement and used to distribute assets at liquidation as described in Section 10.2 of the Company LLC Agreement.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member.

“Capital Interest” means, with respect to any Member, at any time, as the context may require, (i) the balance of such Member’s Capital Account, determined in accordance with Section 4.2 of the Company LLC Agreement, at such time; (ii) the amount, expressed as a percentage, equal to the faction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Members at such time; or (iii) the amount, expressed as a percentage, equal to the fraction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Class A Members or Class B Members, as the context may require, at such time.

“Cash Difference” is defined in Section 6.5(d) of the Company LLC Agreement.

“Cause” means the commission by the Managing Member, acting in its capacity as Managing Member, of fraud, willful misconduct or gross negligence or the occurrence of any wrongful action or inaction of the Managing Member that results in harm to the Class B Members requiring the payment of a material amount pursuant to Section 11.1 of the Company LLC Agreement.

“Certificate of Formation” has the meaning in the preliminary statements of the Company LLC Agreement.

“Change of Member Control” means with respect to any Member, an event (such as a Transfer of voting securities) that causes such Member to cease to be Controlled by such Member’s direct Parent; provided, however, that an event that causes such Member’s direct or indirect Parent to be Controlled by another Person (or an Organic Transaction) shall not constitute a Change of Member Control; provided, further, however, that any JPM Portfolio Transfer shall not constitute a Change of Member Control.

“Claim” means any and all judgments, awards, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental Authority investigations or audits, losses (including amounts paid in settlement of claims), assessments, fines, penalties, administrative orders, injunctions, obligations, costs, expenses, taxes, liabilities and damages (including any loss of profits, consequential, punitive, incidental or special damages recovered by any Third Party, but excluding loss of profits, consequential (other than loss of Tax Credits, it being agreed, for the avoidance of doubt, that “Claims” shall include any loss of Tax Credits suffered by a Member or an Affiliate thereof), punitive, incidental or special damages asserted by any Member or an Affiliate, and including, without limitation, interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts).

“Claim Notice” is defined in Section 11.3(b) of the Company LLC Agreement.

“Class A Guarantors” means, together, each of UPC and MN.

“Class A Guarantee” means the Guarantee by UPC and MN of the indemnity and warranty obligations of (a) the Initial Member under the Purchase Agreement, (b) the Class A Members, Managing Member and Tax Matters Member under the Company LLC Agreement and (c) the Manager under the Management Services Agreement, jointly and severally, in the form of the guarantee in Exhibit C to the Purchase Agreement, up to an aggregate cap of *****.

“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” means Class A membership interests in the Company that are held initially by UPC Hawaii and have the rights described in the Company LLC Agreement.

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Membership Interests” means Class B membership interests in the Company that are held initially by UPC Hawaii and sold to the Purchasers and have the rights described in the Company LLC Agreement.

“Closing” is defined in Section 2.3 of the Purchase Agreement.

“Closing Appraisal” means the “desktop” appraisal by DAI Management Consultants, Inc. of the fair market value of the Company based on discounted cash flows of the Project Company and the useful life of each Project, which will also contain a depreciable property cost segregation.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means UPC Hawaii Wind Partners II, LLC, a Delaware limited liability company.

“Company Indebtedness” means all outstanding indebtedness of the Company estimated as of the Closing Date to be approximately *****, together with accrued and unpaid interest thereon.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, among the Initial Member, JPMCC and JPMC Wind, substantially in the form of Exhibit A to the Purchase Agreement and dated as of the Closing Date, as the same may be amended, supplemented or replaced from time to time.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Consolidated Net Worth” means, with respect to a Person, (a) the consolidated tangible assets of such Person minus (b) the consolidated liabilities of such Person determined in accordance with GAAP.

“Consultation” or “Consult” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person.

“Control” means the possession, directly or indirectly, of either of the following:

(a)                                  (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or

(b)                                 in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Curative Flip Allocation” is defined in Section 6.5(e) of the Company LLC Agreement.

“Depreciation” means for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each taxable year shall be determined under a method reasonably selected by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Designated Transfers” is defined in Section 9.12 of the Company LLC Agreement.

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions and Permitted Investments) held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company, the Project Company or the Project consistently with the Prudent Operator Standard. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the Approved Budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Super-Majority Vote), (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the Approved Budget (including amounts owing under the Oil Swap), (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Projects, or (vi) one or more additional reserves not referred to in the preceding clauses of this definition of “Distributable Cash” that do not in the aggregate exceed $*****.

“Distribution Date” means, in respect of any month, the date that falls on the last Business Day of the following calendar month; provided, that with respect to a month in which the Target IRR is deemed to have been achieved, such later date following the determination in accordance with Section 6.5(a) of the Company LLC Agreement that the Target IRR has in fact been achieved.

“Drag-Along Notice” is defined in Section 9.7 of the Company LLC Agreement.

“DSCR Funds” means the aggregate total amount (estimated to be approximately ***** Dollars) of all funds released to the Project Company from the debt service reserve account maintained in connection with the Project Company Indebtedness.

“Effective Date” is defined in the introductory paragraph of the Company LLC Agreement.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means all Applicable Laws pertaining to the environment, human health, safety and natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.),, the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Authority, as each of the foregoing may amended or supplemented from time to time in the future.

“Environmental Losses” means, without duplication, in connection with the Project and the Premises, all (a) liabilities, losses, damages and penalties (including any punitive, incidental, or special damages recovered by any Third Person against any Indemnified Persons and shall not include a loss of profits or consequential damages, (b) penalties, assessments, natural resource damages, and response costs (such as the cost of any testing, monitoring, cleanup or other required response action), (c) reasonable consultants’ and attorneys’ fees with respect to Environmental Losses, and (d) costs necessary to bring the Project into compliance with Environmental Laws; provided, that Environmental Losses shall not include losses, liabilities, damages, penalties or other costs arising from a “taking” (as such term is defined in the Endangered Species Act) of any Hawaiian Petrel, Nene, Hawaiian Hoary Bat or Newell’s Shearwater resulting from the operation of the Project in accordance with the Prudent Operator Standard.

“Exhibits” means exhibits attached to either the Purchase Agreement or the Company LLC Agreement, as the context suggests.

“Existing Security Agreements” means the documents identified as items 10, 11 and 12 on Schedule 3.1 (q) of the Purchase Agreement.

“Expansion Project” is defined in Section 3.4(b) of the Company LLC Agreement.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Fiscal Year” is defined in Section 7.7 of the Company LLC Agreement.

“Fixed Tax Assumptions” *****

“Flip Date” means the last day of the month in which Purchasers achieve an Internal Rate of Return equal to or greater than the Target IRR.

“Flip Exercise Notice”, “Flip Purchase Option” and “Flip Purchase Price” are defined in Section 9.9 of the Company LLC Agreement.

“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Governmental Approval” means any permit, license, approval or authorization of any Governmental Authority.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a)           the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.2(d) of the Company LLC Agreement shall be shown in Schedule 4.2(d) to the Company LLC Agreement;

(b)           the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values as of the following times: (i) the acquisition of additional Membership Interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for Membership Interests in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Managing Member reasonably determines, after Consultation with the Members, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)           the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d)           the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)           if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Gross-Up Amount” is defined in Section 11. 5 of the Company LLC Agreement.

“Hazardous Substances” means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, solid wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or asbestos containing material; (C) polychlorinated biphenyls (“PCBs”), or PCB containing materials or fluids; (D) radon; (E) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof; and (F) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability under any Environmental Laws.

“Hedge Support” means any letters of credit, guarantees, bonds, surety contracts and other credit support arrangements (and any related reimbursement obligation) to support the payment and performance obligations of the Project Company under any hedge agreement to which the Project Company is a party.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and the regulations adopted thereunder.

“Indemnified Person” is defined in Section 11.1 (a) of the Company LLC Agreement.

“Indemnify” or “Indemnifying” means to indemnify, protect, defend and hold harmless.

“Indemnity Claim” means a Claim for which any Indemnified Person may seek indemnification under Section 11.1 of the Company LLC Agreement.

“Indemnity Payment Amount” is defined in Section 11.5 of the Company LLC Agreement.

“Independent Accounting Firm” means an accounting firm that is mutually acceptable to the Class A Members and Class B Members.

“Independent Engineer” means Garrad Hassan America Inc., R.W. Beck, Inc., Global Energy Concepts or such other independent engineer that is mutually acceptable to the Class A Members and Class B Members.

“Initial Member” means UPC Hawaii Wind Partners, LLC.

“Internal Rate of Return” means, with respect to the Class B Members and at any time of determination, the discount rate that sets the present value of A equal to B, where A is the sum of (a) the Tax Credits, plus (b) the tax savings from tax losses allocated to the Class B Members, plus (c) the cash distributed to the Class B Members, plus (d) any indemnity payments to the Class B Members by the Class A Member under Article 11 of Company LLC Agreement or by the Manager under any Management Services Agreement that compensate for loss of any item listed in the foregoing clauses (a), (b) and (c), minus (e) the tax detriment from any taxable income or gain allocated to the Class B Members by the Company, and B is the Purchase Price. Section 6.5 of the Company LLC Agreement has a list of assumptions and conventions that will be used when calculating the Internal Rate of Return.

“IRS” means the Internal Revenue Service or any successor agency.

“JPM Portfolio Transfer” means the transfer by JPM Wind Assignor to JPM Wind Portfolio of 100% of its ownership interest in JPMC Wind.

“JPMC Wind” means JPMC Wind Investment LLC.

“JPM Wind Assignor” means JPM Wind Assignor Corporation, the direct 50.01% owner of JPMC Wind prior to effecting the JPM Portfolio Transfer.

“JPM Wind Portfolio” means JPM Wind Portfolio I, LLC.

“JPMCC” means JPM Capital Corporation.

“Knowledge” means the actual knowledge of the following individuals: (i) senior management of the Initial Member: *****; (ii) senior management of the Manager: *****

*****; and (iii) *****

“Legal Requirement” means any law (including common law), statute, act, decree, ordinance, rule, directive (to the extent having the force of law) order, treaty, code or regulation (including any of the foregoing relating to health or safety matters or any Environmental Law) or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, including all amendments, modifications, extensions, replacements or re-enactments thereof.

“Liens” means any liens, pledges, claims, security interests, easements, rights of way, mortgages, deeds of trust, covenants, restrictions, rights of first refusal or defects in title.

“LLC Agreement Termination Date” is defined in Section 2.4 of the Company LLC Agreement.

“Major Decisions” means:

With respect to the Pre-Flip Period, any of the following:

(a)           Any sale, lease or other voluntary disposition of any interest, option, warrant or similar right to acquire any interest, of any kind in the Company, including any membership interest in the Project Company or of all or substantially all of the assets of the Company or the Project Company;

(b)           Any sale, lease or other voluntary disposition of assets of the Project Company with an aggregate fair market value in excess of ***** during any 12-month period, other than sales of energy, related environmental attributes (such as renewable energy credits and carbon allowances), related ancillary benefits (such as capacity credits), quitclaims of unused land rights, or otherwise in the Ordinary Course of Business;

(c)           Any encumbrance or grant of any Encumbrance on the assets or rights of the Company or the assets and rights of the Project Company other than Permitted Liens;

(d)           The Company or the Project Company taking action to (1) cancel, suspend, renew or terminate any Material Contract, (2) assign, release or relinquish the rights or obligations of any party to, or amend, any Material Contract if any of the foregoing items in this clause (2) would have a Material Adverse Effect on the Company or the Project Company, or (3) renew any or enter into any replacement Material Contract except to the extent such renewal or replacement is on substantially the same terms as the original Material Contract, provided, that none of the following will be considered a Major Decision: (w) taking any of the actions referred to above with respect to any Material Contract covering or relating to any sale, lease or voluntary disposition of assets that is excluded from paragraph (b) above, (x) any of the actions referred to above if the actions are (i) required by any Governmental Authority or (ii) agreements or instruments permitted under the Company LLC Agreement, (y) the replacement of any Hedge Support with other Hedge Support that provides up to the same amount of and is the same type of, credit support, and (z) the enforcement or management of contracts with suppliers, including settlement of liquidated damage claims with turbine vendors and declarations of substantial and final completion under turbine contracts and balance-of-plant construction contracts;

(e)           The Company or the Project Company taking or filing any action or instituting any proceedings in Bankruptcy;

(f)            Any merger or consolidation of the Company or the Project Company with any Person or the acquisition of all or substantially all of the assets or stock of any class of any Person, or any change of the Company’s legal form, other than a liquidation of the Project Company into the Company;

(g)           The Company adopting, amending or exceeding the Approved Budget for the Project Company, except that the following will not be considered a Major Decision: (1) adopting of an Approved Budget containing an aggregate expense amount for any Fiscal Year that is not more than 10% above the annual spending projected in the Base Case Model for such Fiscal Year or 5% above the aggregate expense amount reflected in the Approved Budget for the previous Fiscal Year, (B) spending up to 115% of the aggregate expense amount reflected in the Approved Budget for a Fiscal Year and (C) emergency spending above the 115%) limit, except that non-recurring budget items that are not included in the Base Case Model and that are not incurred or expected to be incurred in the Ordinary Course of Business will be excluded when applying the percentages in this paragraph;

(h)           Any incurrence or guarantee of indebtedness for borrowed money, other than indebtedness secured by Permitted Liens, indebtedness under the Working Capital Loan or otherwise consisting of obligations arising in the Ordinary Course of Business of the Company or the Project Company, and obligations arising under the Material Contracts;

(i)            Any issuance or redemption by the Company or the Project Company of any Membership Interests or other equity interest of any kind in the Company or the Project Company;

(j)            Approval, execution, amendment, modification or termination of any material contract, lease or agreement with an Affiliate of any Member, except as otherwise permitted under the Company LLC Agreement;

(k)           Any settlement of claims, litigation or arbitration (excluding the payment of undisputed liquidated damages) if, as a result of such settlement, the Company or the Project Company would be obligated to pay more than ***** in the aggregate, or that includes consent to or an award of an injunction, specific performance or other equitable relief;

(1)           Any action that would cause the Company or the Project Company to engage in any business or activity that is not within the purpose of such entity, as set forth in such entity’s organizational documents, or to change such purpose;

(m)          Any amendment or cancellation of the certificate of formation of the Company or the Project Company or any Transaction Document if such amendment or cancellation would have a Material Adverse Effect on the Class B Members, taken as a group;

(n)           The admission of any additional member in the Company or the Project Company, other than pursuant to terms of the Company LLC Agreement or in connection with the exercise of rights by any lenders to the Initial Member to whom the Initial Member has pledged its Membership Interests to secure a borrowing by the Initial Member;

(o)           Any consent, approval or waiver that would allow any capital expenditure, other than (1) as contemplated by the Material Contracts and in accordance with the applicable Approved Budget, (2) expenditures required by law or an expense with respect to the Company that is not included in an Approved Budget or any approved variance therefrom and which is incurred, in the reasonable judgment of the Managing Member, to avoid or to mitigate a material risk of physical injury to any person, or a material financial loss or damage to the Company, the Project Company or the Project, or a violation of law, and (3) acquisition or capital lease of any asset or right with a value not in excess of *****;

(p)           The Company or the Project Company hiring any employees, entering into or adopting any bonus, profit sharing, thrift, compensation, option, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or employees of the Company;

(q)           The Company or the Project Company (i) changing its methods of accounting as in effect on the Effective Date, except as required by GAAP, or taking any action, other than reasonable and usual actions in the Ordinary Course of Business or specifically contemplated under the Material Contracts, with respect to accounting policies or procedures, unless required by GAAP, (ii) consenting to any tax audit adjustment or (iii) engaging a replacement Accounting Firm;

(r)            The Company or the Project Company taking any action that would result in an event of default, or that would result in the acceleration of any obligation or termination of any right, under any Material Contract;

(s)           The Company or the Project Company permitting (i) possession of property of the Company or the Project Company by any Member (unless such action is taken pursuant to the express terms of any Material Contract), (ii) the assignment, transfer or pledge of rights of the Company or the Project Company in specific property of the Company or the Project Company for other than a Company or a Project Company purpose or other than for the benefit of the Company or the Project Company, or (iii) any commingling of the funds of the Company or the Project Company with the funds of any other Person;

(t)            The Company or the Project Company allowing itself to be treated as other than a partnership for federal income tax purposes, or taking any of the following actions: (i) causing or permitting the Company or the Project Company to receive or claim any grants, tax-exempt bonds, subsidized energy financing or other federal tax credits, each within the meaning of Section45(b)(3) of the Code; (ii) causing or permitting the Company or the Project Company to sell or grant any ownership interest in the Project (other than dispositions of Membership Interests governed by the Company LLC Agreement); or (iii) voluntarily and permanently removing any wind turbine from service (other than a removal from service caused by a force majeure event or casualty);

(u)           The Company or the Project Company amending, failing to obtain or keeping in effect any Governmental Approval required for the operation, ownership, management or maintenance of the Project or the sale or transmission of power therefrom in a manner that would have a Material Adverse Effect;

(v)           The Company or the Project Company failing to (i) deposit all cash of the Company in an account maintained for the Company or the Project Company and (ii) investing any such deposited funds in cash equivalents except to the extent the cash is expected to be needed for operational or working capital needs within 45 days of being deposited;

(w)          The Company or the Project Company taking any actions or decisions that are reserved to the Members under the terms of this Agreement or any other Material Contracts;

(x)            The Company or the Project Company guaranteeing, in the name or on behalf of the Company or the Project Company, the payment of money or the performance of any contract or other obligations of any Person except for guarantees of obligations or endorsements and other similar guarantees in the Ordinary Course of Business for proper Company or Project Company purposes, as the case may be;

(y)           The Company or the Project Company changing, amending or substituting the insurance required to be maintained by the Company or the Project Company pursuant to the Purchase Agreement or the Company LLC Agreement;

(z)            Entering into any contract that would require payments of more than ***** per megawatt of rated capacity of the Project by the Project Company, other than (i) Working Capital Loans, (ii) as contemplated in the Approved Budget or (iii) contracts for the sale of power or renewable energy credits and commodity hedge agreements; and

(aa)         The Company or the Project Company loaning any funds of the Company or the Project Company, except for advance payments made in the Ordinary Course of Business to suppliers of goods and services.

The parties agree that the documentation of any arrangements relating to Shared Facilities shall not be a Major Decision.

“Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

“Management Services Agreement” means the Management Services Agreement, by and between the Company and the Manager, substantially in the form of Exhibit B to the Purchase Agreement and dated as of the Closing Date, as such agreement may be amended, supplemented or replaced from time to time.

“Manager” means UPC Wind Management, LLC, a Delaware limited liability company. The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” is defined in Section 8.2 of the Company LLC Agreement.

“Material Adverse Effect” means any change or effect that is materially adverse (a) to the Project or to the business, earnings, assets, results of operations or financial condition of the Project Company or Members or Purchasers or (b) only when this term Material Adverse Effect is used in the Company LLC Agreement, to the ability of the

Project Company to perform its obligations under the Company LLC Agreement or any Material Contract.

“Material Contract” means (a) a contract for the sale of electric energy (or related environmental attributes or ancillary benefits) or transmission services of the Project, (b) a contract, lease, indenture or security under which the Company or the Project Company (i) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, should be capitalized, (ii) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value of more than ***** (other than any Permitted Liens), or (iii) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by the Project Company under the terms of any contract referred to in clause (a) above, (c) a contract for management, operation or maintenance of the Project, (d) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by the Project Company with a fair market value of more than *****, and (e) any other contract that is expected to require payments by the Company or the Project Company of more than ***** per calendar year.

“Material Variance” is defined in Section 7.1 of the Company LLC Agreement.

“Member” means any Person executing the Company LLC Agreement as of the date of the Company LLC Agreement as a member of the Company or any Person admitted to the Company as a member as provided in the Company LLC Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Member Party” is defined in Section 11.2 of the Company LLC Agreement.

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704-2(i)(3).

“MN” means Makani Nui Associates, LLC, a limited liability company organized under the laws of the State of Hawaii.

“Notice” is defined in Section 12.1 of the Company LLC Agreement.

“Notice Period” means a forty-five (45) day period beginning upon receipt of a Claim Notice pursuant to Section 11.3(b) or Section 11.4(b) of the Company LLC Agreement.

“O&M Agreement” means the operation and maintenance agreement between the Operator and the Project Company, as amended, supplemented or replaced from time to time.

“Offer Notice” is defined in Section 9.6 of the Company LLC Agreement.

“Oil Swap” means the Oil Hedging Agreement, dated as of February 26, 2005, between the Project Company and HSH Nordbank AG, New York Branch.

“Operator” means (i) General Electric International, Inc, as operator pursuant to the Operations & Maintenance Agreement, dated as of February 11, 2005, between General Electric International, Inc. and the Project Company and (ii) UPC Wind O&M, LLC, as operator pursuant to the Operations and Management Agreement, dated as of March 17, 2005, between the Project Company and UPC Wind O&M, LLC (as successor-in-interest to UPC Hawaii Wind O&M, LLC), or in each such case any successor thereto.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organic Transaction” means any transaction, including an initial public offering of equity securities of the Company or of any Person who Controls the Company or a merger, consolidation, refinancing or recapitalization of the Company or of any Person who Controls the Company which results in a change of Control of the Company or the Company’s parent.

“Original Operating Agreement” is defined in the preliminary statements of the Company LLC Agreement.

“Outside Activities” is defined in Section 3.4(a) of the Company LLC Agreement.

“Party” means, for purposes of the Purchase Agreement, a party to the Purchase Agreement and for purposes of the Company LLC Agreement, a party to the Company LLC Agreement.

“Passive Investor” has the meaning set forth for such term in the definition of Approved Transferee.

“Permitted Encumbrance” means Encumbrances provided for under the Transaction Documents, liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP and restrictions on transfer of the Membership Interests under any applicable federal, state or foreign securities law.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000.00 or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A-l” (or the then equivalent grade) by Standard & Poor’s Corporation.

“Permitted Liens” means (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar Liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of the Project Company or for amounts being contested in good faith and by appropriate proceedings so long as (only when this term Permitted Liens is used in the Purchase Agreement) (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of the Wind Farm, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Wind Farm, or(ii) a bond or other security reasonably acceptable to the Purchasers or the Class B Members, as the context requires, has been posted or provided in such manner and amount as to reasonably assure that any amounts determined to be due will be promptly paid in full when such contest is determined, (c) obligations or duties to any Governmental Authority arising in the Ordinary Course of Business (including under licenses and permits held by the Project Company and under all applicable laws, rules, regulations and orders of any Governmental Authority), (d) obligations or duties under easements, leases or other property rights that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of the Project as contemplated by the Material Contracts, (e) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, (g) Liens of record and zoning and other land use restrictions that do not impair the value of the Project, (h) security interests created by the credit support obligations and margin requirements under the Oil Hedge and the Reimbursement Agreement, including (and limited to) (i) the Existing Security Agreements or (ii) any other security interest in form and substance acceptable to the Members representing a Super-Majority Vote, and (i) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of the Project, are not incurred for borrowed money and do not have a Material Adverse Effect on either the use of any material assets of the Project Company as currently used or the value of any such assets.

“Permitted Transfers” is defined in Section 9.5 of the Company LLC Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Phase I Report” means the phase I environmental assessment in respect of the Project, dated February 3, 2005, by Vuich Environmental Consultants, Inc.

“Power Purchase Agreement” means the Power Purchase Contract for As Available Energy, dated as of December 3, 2004, by and between the Power Purchaser and the Project Company.

“Power Purchaser” means Maui Electric Company, Limited.

“Pre-Flip Period” means the period commencing on the Effective Date and ending on the Flip Date.

“Premises” is defined in Section 2.4(r) of the Purchase Agreement.

“Prohibited Transferees List” means the list of Persons on Schedule 2-B to the Company LLC Agreement; provided that the Initial Member may amend such Schedule 2-B without the consent of the Class B Members prior to the Flip Date for the limited purpose of adding no more than two Persons not set forth on such Schedule 2-B as of the Closing Date.

“Project” means the 30-megawatt wind energy facility on the island of Maui in Hawaii that reached commercial operation on June 22, 2006, as further described on Schedule 1 to the Company LLC Agreement.

“Project Company” means Kaheawa Wind Power, LLC.

“Project Company Indebtedness” means all outstanding indebtedness of the Project Company estimated as of the Closing Date to be approximately *****, but excluding the Oil Hedge and the Reimbursement Agreement, together with accrued and unpaid interest thereon and breakage costs associated with the termination of related hedging transactions.

“Prudent Operator Standard” means that a Person will (i) perform its duties in compliance with the requirements of the Material Contracts and in accordance with Applicable Law, (ii) perform its duties in accordance with commercially reasonable applicable wind energy industry standards during the relevant time period, taking into account through the Flip Date the requirements to maintain qualification for Tax Credits and (iii) use sufficient and properly trained and skilled personnel.

“PUHCA” means the Public Utility Holding Company Act of 2005.

“Purchase Agreement” means the Agreement for Purchase of Membership Interests by and between the Initial Member and the Purchasers dated as of August 16, 2007.

“Purchase Agreement Termination Date” means December 30, 2007 or such later date as the Initial Member and the Purchasers may agree.

“Purchase Price” is defined in Section 2.1(a) of the Purchase Agreement.

“Purchaser Closing Payment” is defined in Section 2.1(a) of the Purchase Agreement.

“Purchasers” means JPMCC and JPMC Wind.

“Purchasing Members” is defined in Section 9.11(b) of the Company LLC Agreement.

“Qualified Appraiser” is defined in Section 9.11(c) of the Company LLC Agreement.

“Qualified Insurance Consultant” means Aon Risk Services Inc.

“Real Property Documents” is defined in Section 3.l (n) of the Purchase Agreement.

“Reimbursement Agreement” means that certain reimbursement agreement, pursuant to which are issued (A) a letter of credit in the stated amount of $1.5 million, for the account of the Project Company and for the benefit of the Hawaii Department of Land and Natural Resources and (B) a letter of credit in the stated amount of $1.5 million, for the account of the Project Company and for the benefit of the Power Purchaser.

“Related Person” has the same meaning as in Section 45(e)(4) of the Code.

“Related Person Buyout Event” is defined in Section 9.11(c) of the Company LLC Agreement.

“Replacement Exercise Notice” is defined in Section 9.10(b) of the Company LLC Agreement.

“Replacement Option Purchase Price” is defined in Section 9.10(c) of the Company LLC Agreement.

“Replacement Option” is defined in Section 9.10(a) of the Company LLC Agreement.

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Schedules” means the schedules attached to the Purchase Agreement or the Company LLC Agreement, as the context suggests.

“Securities” means with respect to any Person, such Person’s capital stock, general or limited partnership interests, or limited liability company interests or any options, warrants or other securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock, general or limited partnership interests, or limited liability company interests (whether or not such derivative securities are issued by the Company).

“Securities Act” is defined in Section 3.2(e) of the Purchase Agreement.

“Shared Facilities” shall mean facilities of the Project which may be used by both the Project and any Expansion Projects, including but not limited to office and storage facilities, cranes, access and other roads, and electrical substations.

Special Major Decisions” means Major Decisions set forth in clauses (a), (b), (e), (f), (1) and (s) of the definition of “Major Decisions”, except that clause (a) will be a Special Major Decision only with respect to the sale, lease or other voluntary disposition of membership interests in the Project Company at a price other than for fair market value and clause (b) will be a Special Major Decision only to respect to the sale, lease or other voluntary disposition of assets at a price other than for fair market value.

“State Benefits” means any refunds relating to State Tax Credits or other benefits (besides State Tax Credits) from the State of Hawaii with respect to the Project.

“State Tax Credits” means tax credits allowed under Hawaiian law with respect to the Project, including under Section 235-110.9 of the Hawaii Revised Statutes for investing in a “qualified high technology business” .

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Super-Majority Vote” is defined in Section 3.2(f) of the Company LLC Agreement.

“Swap Rate” means the five-year LIBOR swap rate at market close (based on the ask price quoted on Bloomberg page USSW).

“Tag-Along Notice” is defined in Section 9.8 of the Company LLC Agreement.

“Target IRR” means an Internal Rate of Return of *****%, as adjusted under Section 2. l (b)(iii) of the Purchase Agreement.

“Target IRR Notice” is defined in Section 6.5(b) of the Company LLC Agreement.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(a)           any taxes, customs, duties, charges, fees, levies, penalties or other assessments, fees and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible) production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

(b)           any liability for the payment of amounts with respect to payment of a type described in clause (a), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Credits” means the production tax credits allowed by Section 45 of the Code or any successor to such section for generating electricity from renewable sources.

“Tax Information” is defined in Section 5.8(b) of the Purchase Agreement.

“Tax Law Change” means a change in tax Applicable Law resulting from the enactment of an amendment to the Code, release of published guidance by the IRS (including proposed, temporary or final regulations, revenue rulings, revenue procedures and notices) or a decision by a court.

“Tax Matters Member” is defined in Section 7.5(a) of the Company LLC Agreement.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, including after the Closing any IRS Form K-l issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Terminated Member” is defined in Section 9.11(e) of the Company LLC Agreement.

“Third Person” means a Person other than a Member or an Affiliate of a Member.

“Title Company” means Fidelity National Title Insurance Company.

“Transaction Documents” means the Company LLC Agreement, the Purchase Agreement, the Management Services Agreement, the O&M Agreement, the Class A

Guarantee and each of the other documents required to be delivered on the Closing Date, individually and collectively.

“Transfer” is defined in Section 9.1 of the Company LLC Agreement.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code, as such regulations are in effect on the date hereof.

“UCC” means the Uniform Commercial Code, as the same may be in effect in the State of New York or any other applicable jurisdiction.

“United States Person” has the same meaning as in Section 770l(a)(30) of the Code.

“Unrelated Persons” means a Person that is not “related,” within the meaning of Section 45(e)(4) of Code, to any Person to whom the Project Company sells electricity during the period the Company is entitled to Tax Credits on such electricity.

“UPC” means UPC Wind Partners, LLC, a limited liability company organized under the laws of the State of Delaware.

“UPC Hawaii” means UPC Hawaii Wind Partners, LLC.

“Warranty Provider” means General Electric Company.

“Working Capital Loan” is defined in Section 12.16(a) of the Company LLC Agreement.

OTHER DEFINITIONAL PROVISIONS

All terms in the Purchase Agreement and the Company LLC Agreement, as applicable, shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

As used in the Purchase Agreement and the Company LLC Agreement and in any certificate or other documents made or delivered pursuant thereto, accounting terms not defined in the Purchase Agreement or the Company LLC Agreement or in any such certificate or other document, and accounting terms partly defined in the Purchase Agreement or the Company LLC Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in the Purchase Agreement or the Company LLC Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in the Purchase Agreement or the Company LLC Agreement or in any such certificate or other document shall control.

The words “hereof”, “herein”, “hereunder”, and words of similar import when used in the Purchase Agreement and the Company LLC Agreement shall refer to the Purchase Agreement or the Company LLC Agreement, as the case may be, as a whole and not to any particular provision of the Purchase Agreement or the Company LLC Agreement. Section references contained in the Purchase Agreement and the Company LLC Agreement are references to Sections in the Purchase Agreement or the Company LLC Agreement, as applicable, unless otherwise specified. The term “including” shall mean “including without limitation”.

The definitions contained in the Purchase Agreement and the Company LLC Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to in the Purchase Agreement and the Company LLC Agreement or in any instrument or certificate delivered in connection therewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

Any references to a Person are also to its permitted successors and assigns.

All Article and Section titles or captions contained in the Purchase Agreement or the Company LLC Agreement, as applicable, or in any Exhibit or Schedule referred to therein and the table of contents of the Purchase Agreement and the

Company LLC Agreement are for convenience only and shall not be deemed a part of the Purchase Agreement or the Company LLC Agreement, as the case may be, or affect the meaning or interpretation of the Purchase Agreement or the Company LLC Agreement, as applicable. Unless otherwise specified, all references in the Purchase Agreement or the Company LLC Agreement to numbered Articles and Sections are to Articles and Sections of the Purchase Agreement or the Company LLC Agreement, as applicable, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to the Purchase Agreement or the Company LLC Agreement, as applicable.

Unless otherwise specified, all references contained in the Purchase Agreement or the Company LLC Agreement, in any Exhibit or Schedule referred to therein or in any instrument or document delivered pursuant thereto to dollars or “$” shall mean United States dollars.

The Parties to the Purchase Agreement have participated jointly in the negotiation and drafting of the Purchase Agreement. The Parties to the Company LLC Agreement have participated jointly in the negotiation and drafting of the Company LLC Agreement. In the event an ambiguity or question of intent or interpretation arises, the Purchase Agreement and the Company LLC Agreement shall be construed as if drafted jointly by the respective Parties thereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of the Purchase Agreement or the Company LLC Agreement, as the case may be.

Annex II

Class B Membership Interests

Class B Member	Number of Class B Membership Interests Owned	Percentage of Class B Membership Interests Owned

JPM Capital Corporation	500	33.33%

JPMC Wind Investment LLC	1,000	66.67%

Annex II - 1

Schedule 1

Project Company and Project

Name of Project Company	Location of Project	Turbines	MW	PPA Offtaker	PPA End Date

Kaheawa Wind Power LLC	Maui, Hawaii	20 GE 1.5se machines	30	Maui Electric Company, Limited	Expiration of initial term: June 22, 2026

					Automatically extended until either party gives 90 days advance written notice of termination

Schedule I - 1

Schedule 2-A

Approved Transferees

Please see attached.

Schedule 2 - 1

Schedule 2-B

Prohibited Transferee Parties

*****

Schedule 2 - 2

Schedule 3.4(b)

Expansion Projects Area

Please see attached.

Schedule 3.4(b) - 3

Schedule 4.2(d)

Initial Capital Accounts

Member Name and Address	Capital Account Balance		Capital Interest

UPC Hawaii Wind Partners, LLC C/O UPC Wind Management, LLC 85 Wells Avenue, Suite 203 Newton, MA 02459 Attention: President Telephone: 617-964-3340 Facsmile: 617-964-3342	$	*****	13.07%

JPM Capital Corporation	$	*****	28.98%

JPMC Wind Investment LLC	$	*****	57.95%

Total	$	*****	100.00%

Schedule 4.2(d) - 1

Schedule 9

Transfer Representations and Warranties

(a)           [The Class B Member] is a [   ] duly organized, validly existing and in good standing under the laws of [   ] and has all requisite [   ] power and authority to reconvey the Class B Membership Interests as contemplated by the Agreement.

(b)           [The Class B Member] owns directly 100% of the Company’s outstanding Class B Membership Interests to the extent that is what it was sold under the [Purchase Agreement] [other transfer documentation].

(c)           [The Class B Member] has absolute record and beneficial ownership and title to all of the Membership Interests held by [the Class B Member] to the extent that is what it was sold under the [Purchase Agreement] [other transfer documentation], free and clear of any Encumbrances except Permitted Encumbrances.

(d)           The assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] has been duly and validly executed and delivered by [the Class B Member] and constitutes [the Class B Member’s] legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity).

(e)           Neither the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] nor the consummation of the transactions contemplated thereby will (i) conflict with or result in any breach of any provision of the organizational documents of [the Class B Member], (ii) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any contract or other instrument or obligation that [the Class B Member] is a party to or by which [the Class B Member] is bound; or (iii) violate any Legal Requirement or any material license, franchise, permit or other authorization applicable to or affecting [the Class B Member] or any of its respective assets.

Schedule 9 - 1

(f)            No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority or any other Person that has not been made or obtained on or before the date hereof is necessary for the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] or the consummation by any such Person of the transactions contemplated thereby.

Schedule 9 - 2

Schedule 9.10(c)

Organic Transaction Buyout Values

Year	Replacement Option Purchase Price
2010	*****
2011	*****
2012	*****
2013	*****
2014	*****

Schedule 9.10(c) - 1

Exhibit A

Form of Certificate for Class A Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER TRANSFER OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN THE COMPANY AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [ ]	Class A Membership Interests

UPC HAWAII WIND PARTNERS II, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [                           ] is the owner of [                                             ] Class A Membership Interests in UPC Hawaii Wind Partners II, LLC (the “Company”), which membership interests are subject to the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [   ], 2007, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [     ] day of [               ], 2007.

[ ]

By:
Name:

Title:

Exhibit A - 1

[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN

[                           ]

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint                                          as attorney to transfer said interest on the books of [                                      ], with full power of substitution in the premises.

Dated as of:

[ ]

By:
Name:

Title:

Exhibit A - 2

Exhibit B

Form of Certificate for Class B Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER TRANSFER OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN THE COMPANY AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [ ]	Class B Membership Interests

UPC HAWAII WIND PARTNERS II, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [                         ] is the owner of [                                    ] Class B Membership Interests in UPC Hawaii Wind Partners II, LLC (the “Company”), which membership interests are subject to the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [   ], 2007, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized officer this [   ] day of [                     ], 2007.

[ ]

By:
Name:

Title:

Exhibit B - 1

[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN

[                           ]

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(print or type name of assignee)

the membership interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint                                   as attorney to transfer said interest on the books of [                                ], with full power of substitution in the premises.

Dated as of:

[ ]

By:
Name:

Title:

Exhibit B - 2

Exhibit C

Base Case Model

[intentionally omitted]

Exhibit D

Form of Working Capital Revolving Loan Note

PROMISSORY NOTE
[Working Capital Revolving Loan]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$ [ ]	[Date]

FOR VALUE RECEIVED, [               ], a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of UPC Hawaii Wind Partners, LLC, a Delaware limited liability company (the “Lender”), the principal sum of [            ] dollars $[             ], or so much thereof as may be advanced by or owing to the Lender (each such amount, a “Borrowing”) on a date that is 364 days after the date of this Note (the “Maturity Date”), unless sooner paid as provided herein.

The Borrower also promises to pay interest on the unpaid principal amounts from time to time outstanding hereunder, from the date of each Borrowing until all Borrowings hereunder have been paid in full. Each Borrowing shall bear interest at a rate per annum equal to the LIBOR (as defined below) rate in effect for such Borrowing plus 2.0 percent, calculated on the basis of a 360-day year, such interest to be payable monthly on the last business day of each month (each, a “Payment Date”), commencing, with respect to each Borrowing, on the last business day of the calendar month immediately following the date of such Borrowing. In addition, all accrued and unpaid interest thereon will be due and payable upon the day that all principal is due and payable (whether on the Maturity Date, by acceleration or otherwise). For purposes of this Note, “LIBOR” means the rate

Exhibit D - 1

per annum quoted on the British Bankers’ Association Website “Historic Libor Rates” page, for 1 month Libor as of 10 London Business Days before the date of each Borrowing as the rate per annum for deposits in U.S. dollars, or if no rate appears on British Bankers’ Association Website, the one-month London Interbank Offered Rate as published in the Wall Street Journal two London Business Days prior to the date of each Borrowing.

Payment of both principal and interest on this Note shall be made by wire transfer to the Lender at such bank instructions provided to the Borrower in lawful money of the United States of America in immediately available funds.

To request a Borrowing, Borrower shall notify Lender of such request 10 business days before the date of the proposed Borrowing.

The Borrower shall have the right to prepay any amount borrowed under this Note in whole or in part at any time, together with interest on the amount prepaid to the date of prepayment, without penalty or premium. Amounts borrowed under this note may be re-borrowed subject to the terms hereof.

The Lender shall, and is hereby irrevocably authorized by the Borrower to, endorse on Schedule A which forms a part of this Note (and on separate continuations of such Schedule), or otherwise to record on the Lender’s internal records, appropriate notations evidencing the amount of each Borrowing and each payment of principal or interest on any such Borrowing which is received by the Lender; provided, that failure by the Lender to make any such notations or any error therein shall not affect any of the Borrower’s obligations in respect of this Note.

Upon the occurrence of any of the following events, this Note shall become immediately due and payable in full, together with interest accrued thereon:

(i)            the Borrower shall fail to make any payment hereunder when due and payable;

(ii)           the Borrower shall become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the

Exhibit D - 2

benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(iii)          involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within sixty (60) days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Borrower.

The Borrower waives any and all right to assert any defense (except for the Borrower’s performance under the Note), set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Borrower hereunder in any action or proceeding brought by the Lender to collect this Note, or any portion hereof. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Borrower promises to pay all costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with (i) the enforcement of, or collection of any amounts due under, this Note or (ii) any waiver, extension, amendment or modification of this Note.

This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or obligations hereunder without the prior written consent of the Lender. This Note may be freely assigned by the Lender without the consent of the Borrower.

This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

Exhibit D - 3

ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE BORROWER SET FORTH BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

[ ]

By:
Name:

Title:

Address:

Exhibit D - 4

Schedule A

to Working Capital

Revolving Loan Note

REVOLVING LOANS AND REPAYMENTS

Date	Amount of Revolving Loans	Amount of Principal of Revolving Loans Repaid	Unpaid Principal Balance of Revolving Loans	Notation Made By

Exhibit D - 5

Exhibit E

Form of Build-Out Agreement

Please see attached.

Exhibit E - 1

Exhibit F

Initial Operating Budget

Please see attached.

Exhibit F - 1